Exhibit 10.2

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit.***

CLINICAL AND COMMERCIAL SUPPLY AGREEMENT

THIS CLINICAL AND COMMERCIAL SUPPLY AGREEMENT (this “Agreement”) is made as of the last date of signature below (the “Effective Date”) by and between ELEVATEBIO BASECAMP, INC., a Delaware corporation with an office at 200 Smith Street, Suite 301, Waltham, MA 02451 (“ElevateBio”) and KYVERNA THERAPEUTICS, INC., with an office at 5980 Horton St., Suite 200, Emeryville, CA 94608 (“Client”).

RECITALS:

WHEREAS, ElevateBio and Client previously executed a Development and Manufacturing Services Agreement effective July 22, 2023 (the “Original Effective Date”), as subsequently amended by Amendment #1 effective July 24, 2023 (together, the “Original Agreement”); and

Whereas, ElevateBio and Client now desire to enter into this Agreement with the intent for it to replace the Original Agreement and to allow Client to engage ElevateBio to perform certain Development or Manufacturing (as those terms are defined below) services for clinical and commercial supply, on the terms and conditions set forth herein, and ElevateBio desires to perform such services for Client.

Now, therefore, in consideration of the foregoing premises and the mutual covenants of the Parties set forth in this Agreement, the Parties hereto agree as follows:

1. Definitions. Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1 “Accepted Purchase Orders” has the meaning set forth in Section 4.4.

1.2 “Affiliate” means, with respect to either Client or ElevateBio, any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with Client or ElevateBio, as the case may be, for so long as such control exists. As used in the definition of Affiliate, “control” means (a) ownership of fifty percent (50%) or more of the voting shares or equity interests of such entity or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of equity, by contract, by board of director representation or otherwise.

1.3 “Applicable Law” means all applicable ordinances, rules, regulations, laws, statutes, guidelines, guidances, requirements, judgments, and court orders of any kind whatsoever of any Authority as amended from time to time, including GMP (if applicable).

CONFIDENTIAL	Page 1 of 53

1.4 “Authority” means any government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations pertaining to the Development, Manufacture, use, or sale of any Product in the intended country of Development, Manufacture, use, or sale including the FDA.

1.5 “Bankruptcy Code” means the United States Bankruptcy Code.

1.6 “Batch” means a specific quantity of a Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture. Batches may include GMP validation, clinical, and/or commercial batches.

1.7 “Batch Fee” has the meaning set forth in Section 9.2.

1.8 “Batch Documentation” has the meaning set forth in Section 7.2.

1.9 “Binding Forecast” means such quantity of Batches of Product set forth in the Binding portion for the then-current Forecast.

1.10 “Certificate of Analysis” means a document signed by an authorized representative of ElevateBio’s Quality Assurance department, describing the Specification for, and testing methods applied to, a Product, and the results of testing.

1.11 “Change Order” has the meaning set forth in Section 6.3(a).

1.12 “Client Background Improvement Invention” means any Invention that (a) is Created by or on behalf of either Party or its Affiliates or both Parties in connection with the performance of activities under this Agreement, (b) constitutes an improvement, modification, or enhancement to Client Background Technology and does not constitute an improvement, modification, or enhancement to ElevateBio Background Technology, and (c) does not incorporate ElevateBio’s Confidential Information.

1.13 “Client Background Technology” means any Invention or any Patent Right that Client or any of its Affiliates Controls as of the effective date of the applicable Statement of Work or that comes into the Control of Client or any of its Affiliates independently of this Agreement during the term of this Agreement. Client Background Technology, if provided to ElevateBio, will be identified and described in the applicable Statement of Work prior to being provided to ElevateBio.

1.14 “Client Equipment” means the Equipment, if any, identified on the applicable Statement of Work as being provided by Client or purchased or otherwise acquired by ElevateBio at Client’s expense.

1.15 “Client Foreground Patent Rights” means Patent Rights that claim or cover any Client Invention.

1.16 “Client Indemnitees” has the meaning set forth in Section 13.1.

1.17 “Client Invention” means any (a) Client Background Improvement Inventions, or (b) Client Product Inventions.

1.18 “Client Materials” means the materials identified in the applicable Statement of Work as being provided by Client, including labels (if any) for a Product.

1.19 “Client Product Inventions” means all Inventions (other than Client Background Improvement Inventions) that (a) are Created by or on behalf of either Party or its Affiliates or both Parties in connection with the performance of activities under this Agreement, and (b) incorporate or necessarily rely on (i) a Product, (ii) Client’s Confidential Information, or (iii) Client Materials. For clarity, to the extent any of ElevateBio’s Confidential Information is incorporated in Client Product Inventions, such ElevateBio’s Confidential Information shall remain owned solely and exclusively by ElevateBio. For further clarity, Client Product Inventions do not include any ElevateBio Inventions.

1.20 “CMO” means any contract manufacturing organization.

1.21 “Confidential Information” has the meaning set forth in Section 11.1.

1.22 “Control” or “Controlled” means, with respect to any Inventions or Patent Rights, the possession (whether by ownership or license, but other than pursuant to this Agreement) by a Party of the ability to grant to the other Party a license or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party, in existence as of the time such Party would first be required hereunder to grant the other Party such license or access.

1.23 “Created” means created, made, developed, invented, generated, conceived, or reduced to practice. “Create” and “Creating” have their correlative meanings.

1.24 “Deliverables” has the meaning set forth in Section 6.4(a).

1.25 “Delivery” has the meaning set forth in Section 7.3.

1.26 “Develop” or “Development” means the studies and other activities conducted by or on behalf of ElevateBio under this Agreement to develop or validate all or any part of a Manufacturing Process, including analytical tests and methods, formulations and dosage forms, and stability.

1.27 “Development Batches” has the meaning set forth in Section 7.8.

1.28 “Discloser” has the meaning set forth in Section 11.1.

1.29 “Dispute” has the meaning set forth in Section 16.10.

1.30 “Dispute Notice” has the meaning set forth in Section 16.10.

1.31 “ElevateBio Background Improvement Invention” means any Invention that (a) is Created by or on behalf of either Party or both Parties in connection with the performance of activities under this Agreement, (b) constitutes an improvement, modification or enhancement to ElevateBio Background Technology, and (c) does not incorporate or necessarily rely on Client’s Confidential Information, Client Materials, or Product.

1.32 “ElevateBio Background Technology” means any Invention or any Patent Right that ElevateBio Controls as of the effective date of the applicable Statement of Work or that comes into the Control of ElevateBio independently of this Agreement during the term of this Agreement. ElevateBio Background Technology, if provided to Client, will be identified and described in the applicable Statement of Work prior to being provided to Client.

1.33 “ElevateBio Foreground Patent Rights” means Patent Rights that claim or cover any ElevateBio Invention.

1.34 “ElevateBio Indemnitees” has the meaning set forth in Section 13.2.

1.35 “ElevateBio Invention” means any (a) ElevateBio Background Improvement Inventions, or (b) ElevateBio Manufacturing Inventions.

1.36 “ElevateBio Manufacturing Inventions” means all Inventions (other than ElevateBio Background Improvement Inventions) that (a) are Created solely by or on behalf of ElevateBio or jointly by or on behalf of both Parties in connection with the performance of activities under this Agreement, (b) constitute generally applicable processes for formulating, manufacturing, filling, processing, packaging, analyzing, testing, releasing, storing, labeling, or supplying biological materials, and (c) do not incorporate Client’s Confidential Information, Client Materials, or Product. For clarity, ElevateBio Manufacturing Inventions do not include any Client Inventions.

1.37 “ElevateBio Technology” means ElevateBio Background Technology and ElevateBio Inventions.

1.38 “Equipment” means any equipment or machinery, including Client Equipment, used by ElevateBio in the performance of Services under this Agreement, including in the Development or Manufacturing of a Product, or the holding, processing, testing, or release of Product.

1.39 “Facility” means any of the facility(ies) of ElevateBio or subcontractors identified in the applicable Statement of Work or otherwise approved by Client, in advance in writing, in accordance with the terms hereof.

1.40 “Facility Master Files” means any master files relating to the Facility controlled by ElevateBio that are necessary for obtaining or maintaining regulatory and governmental approvals and permits to use any Product Developed or Manufactured under this Agreement.

1.41 “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.42 “Force Majeure” has the meaning set forth in Section 16.2.

1.43 “GMP” means then current good manufacturing practices and regulations applicable to the Manufacture of a Product that are promulgated by any Authority.

1.44 “Included ElevateBio Technology” has the meaning set forth in Section 10.6(b).

1.45 “Initial Term” has the meaning set forth in Section 15.1.

1.46 “Intellectual Property” means all intellectual property and proprietary rights, however denominated, throughout the world, including rights in copyrights, copyright registrations, and copyright applications; trademarks, service marks, trade dress, trade names, trademark registrations, and trademark applications; rights in inventions and discoveries (whether patentable or not), and Patent Rights; trade secret rights; rights in know-how; and all other rights and interests existing, created, or protectable under any intellectual property law of any jurisdiction.

1.47 “Invention” means any invention, discovery, development, data, information, know-how, process, method, technique, trade secret, composition of matter, formulation, article of manufacture or work of authorship, and any physical embodiments of any of the foregoing and all related Intellectual Property.

1.48 “Joint Foreground Patent Rights” means Patent Rights that claim or cover Joint Inventions.

1.49 “Joint Inventions” means all Inventions that are Created by or on behalf of either Party or both Parties in connection with the performance of activities under this Agreement, other than ElevateBio Inventions and Client Inventions.

1.50 “Latent Defect” means, with respect to a Product, a failure to comply with the applicable Specification, applicable Statement of Work, applicable Quality Agreement or Applicable Law that is existing at the time of Delivery but which could not reasonably be discovered by inspection by Client or its designee pursuant to Section 7.3, and is discovered by the earlier of (a) [...***...], or (b) [...***...].

1.51 “Losses” has the meaning set forth in Section 13.1.

1.52 “Manufacture” and “Manufacturing” means any steps, processes, and activities necessary to produce any Product including as applicable, the manufacturing, processing, in-process testing, packaging, labeling, quality control testing, stability testing, release, storage, or supply of a Product.

1.53 “Manufacturing License Agreement” has the meaning set forth in Section 10.8(b).

1.54 “Manufacturing Process” means any and all processes and activities (or any step in any process or activity) used by or on behalf of ElevateBio to Manufacture a Product in connection with the performance of the Services by or on behalf of ElevateBio, as evidenced in the Batch Documentation.

1.55 “Non-Conforming Batch” has the meaning set forth in Section 7.5(a).

1.56 “Parties” means Client and ElevateBio together.

1.57 “Party” means either Client or ElevateBio, as the context requires.

1.58 “Patent Right” means the rights and interests in and to any and all issued patents and pending patent applications (including inventor’s certificates, applications for inventor’s certificates, statutory invention registrations, applications for statutory invention registrations, utility models and any foreign counterparts thereof) in any country or jurisdiction, including any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals and other continuing applications, extensions or restorations by existing or future extension or restoration mechanisms, including patent term extension, supplementary protection certificates or the equivalent, renewals, and all letters patent on any of the foregoing, and any and all reissues, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.59 “Personnel” has the meaning set forth in Section 3.2.

1.60 “PLI” has the meaning set forth in Section 6.2(e).

1.61 “Processing Fee” means the specific fee or percentage fee added to a pass-through cost by ElevateBio as reimbursement for any and all associated overhead costs, markup, administrative fee, or any other associated fee for such pass-through costs.

1.62 “Product” means Client’s product(s) to be Manufactured by ElevateBio under this Agreement, as described in the applicable Statement(s) of Work.

1.63 “Project” has the meaning set forth in Section 2.1.

1.64 “QP” has the meaning set forth in Section 6.2(e).

1.65 “Quality Agreement” or “QAA” has the meaning set forth in Section 2.3.

1.66 “Raw Materials” means the materials to be consumed during Batch production as expressly set forth in the bill of materials and explicitly excludes reagents used during any testing.

1.67 “Recipient” has the meaning set forth in Section 11.1.

1.68 “Records” has the meaning set forth in Section 6.4(a).

1.69 “Regulatory Approval” means all required applications, filings, approvals, clearances, exemptions or other requirements of any Authority necessary for the Manufacture, distribution or other commercialization of the Product under this Agreement, in any country or regulatory jurisdiction anywhere in the world, excluding any pricing and reimbursement approvals and satisfaction of all applicable regulatory and notification requirements.

1.70 “Representative” has the meaning set forth in Section 3.1.

1.71 “Senior Officer” means, with respect to each Party, Vice President or above of such Party.

1.72 “Services” means the Development, Manufacturing, or other services described in a Statement of Work entered into by the Parties.

1.73 “Specification” means the specifications for a Product, including any list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, or ranges or other criteria for tests or for attributes of a Product, which are described in order to establish a set of criteria to which a Product at any stage of Manufacture should conform, that are provided by or approved by Client, as such specification is amended or supplemented from time to time in accordance with the terms of this Agreement. Client will not release Product if these parameters are not met, and the investigation shows the non-complying parameter to be a valid test result, without approval from the Authority of the intended country of use.

1.74 “Statement of Work” has the meaning set forth in Section 2.1.

1.75 “Technology Transfer” has the meaning set forth in Section 10.8(a).

1.76 “Technology Transfer Notice” has the meaning set forth in Section 10.8(a).

1.77 “Testing Materials” means the reagents, consumables, and other materials used by ElevateBio in performing testing activities under this Agreement that are not Raw Materials or Client Materials.

1.78 “Third Party” means any individual, entity, or organization other than the Parties and their respective Affiliates.

1.79 “Third Party Infringement” has the meaning set forth in Section 10.6(d).

2. Engagement of ElevateBio.

2.1 Statements of Work. From time to time, Client may wish to engage ElevateBio to perform Services for Client. The specific details of the Services for each project under this Agreement (each, a “Project”) will be set forth in a mutually agreed work order signed by the Parties or their respective Affiliate and substantially in the form attached hereto as Appendix A (each, a “Statement of Work”). Each Statement of Work will include the material terms for the applicable Project, and may include the scope of work, specified Services, Specification, Deliverables, timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the Parties with respect to the activities to be performed under such Statement of Work. No Statement of Work will be effective unless and until it has been agreed to and signed by authorized representatives of both Parties or their Affiliates. Except as set forth in this Agreement or otherwise agreed by the Parties, documents relating to the relevant Project, including Specifications, proposals, quotations, and any other relevant documentation, will only be effective if mutually agreed and attached to the applicable Statement of Work and incorporated in the Statement of Work by reference (or if impracticable to physically or digitally attach to the applicable Statement of Work, then clearly referred to in such Statement of Work and incorporated in such Statement of Work by reference). Each Statement of Work will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement. ElevateBio will perform the Services specified in each fully executed Statement of Work, as amended by any applicable Change Order(s) (as defined below), and in accordance with the terms and conditions of such Statement of Work and this Agreement. Nothing in this Agreement will obligate either Party to enter into any Statement of Work under this Agreement, and, subject to each Party’s obligations under this Agreement, including under Section 2.2 and Article 11, this Agreement shall not limit in any way either Party’s right to contract for any goods or services (including Product) with any other person or entity, including sources operated by such Party, such Party’s Affiliates, or any Third Party.

2.2 Client hereby agrees that (a) [...***...] and (b) [...***...]; provided, however, that Client’s obligation shall be conditional on the following: (A) ElevateBio delivers Product in accordance with Client’s monthly Forecast for the Product; (B) ElevateBio’s performance of the Services continues to meet monthly performance metrics, as defined by the JSC; and (C) ElevateBio has not materially breached this Agreement or otherwise failed to meet its obligations hereunder, which material breach or failure remains uncured [...***...] calendar days after the receipt of the corresponding notice from Client.

2.3 Quality Agreement. The Parties will negotiate in good faith and enter into a Quality Technical Agreement containing quality assurance provisions for the Manufacture of Products (“Quality Agreement”) as soon as possible and in all cases no later than [...***...] calendar days prior to the initiation of the first GMP Manufacturing activities under this Agreement.

2.4 Conflict Between Documents. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Statement of Work, Quality Agreement, Purchase Order, or other document or form used by the Parties, (a) the terms of this Agreement will control, except solely to the extent that a Statement of Work, the Quality Agreement, Purchase Order or other document executed by both Parties explicitly modifies the terms of this Agreement by reference to this Agreement and the specific section or sections of this Agreement so modified and (b) the Quality Agreement will control with respect to any quality matters.

3. Project Performance.

3.1 Representatives. Each Party will appoint a representative having primary responsibility for day-to-day interactions with the other Party for a Project (each, a “Representative”), who will be identified in the applicable Statement of Work, Quality Agreement, or other binding agreement associated with this Project. Each Party may change any of its Representatives by providing written notice to the other Party in accordance with Section 16.4. Except for notices or communications required or permitted under this Agreement, which will be subject to Section 16.4, or unless otherwise mutually agreed by the Parties in writing, the relevant receiving Party Representative will receive a written copy of all formal communications between ElevateBio and Client (or their respective Affiliates), such as meeting minutes, requests for data or materials, transfer documents, new Statements of Work, Change Orders, Purchase Orders, issue escalations, progress reports, or other reporting communications as agreed to by the Parties regarding the conduct of a Project.

3.2 Personnel. ElevateBio’s employees, the employees of its Affiliates, and all Third Party subcontractors of ElevateBio or its Affiliates are deemed “Personnel.” ElevateBio shall assign Personnel in such numbers and with such expertise as is necessary to provide the Services to Client in accordance with the terms and conditions described in each Statement of Work and in this Agreement. ElevateBio shall, in its sole discretion, designate which Personnel shall perform the Services and may change such Personnel at its sole discretion and ElevateBio may, at its sole expense, subcontract with Third Parties and Affiliates of ElevateBio to perform any of its obligations under this Agreement and any Statement of Work, provided that ElevateBio may not subcontract any of its obligations relating specifically to the Manufacture of the Product to any Third Parties or Affiliates without Client’s express prior written approval, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, Client may reasonably withhold approval of a subcontractor in the case that use of such subcontractor could cause a change to the cost of services and/or could impact any related regulatory filings under the applicable Statement of Work. Such approval may be provided via email. ElevateBio will remain fully responsible and liable for the performance of any subcontractor, including any Affiliate of ElevateBio, as if such performance had been provided by ElevateBio itself under this Agreement and fully guarantees and warrants the related performance (in accordance with this Agreement) of any responsibilities so subcontracted. Without limiting the foregoing, ElevateBio shall cause any and all such subcontractors (whether Affiliates or Third Parties) to comply with the terms and conditions of this Agreement, and such subcontractor shall be so bound in writing. All Personnel shall possess the training, education, experience, and skill levels necessary to provide the Services to be provided to Client hereunder competently and effectively. Before providing the Services, all Personnel must have agreed in writing to: (a) confidentiality obligations consistent with the terms of this Agreement and (b) assign or otherwise effectively vest in ElevateBio any and all rights that such Personnel might otherwise have in the results of their work which would arise from the Services to permit ElevateBio to comply with the ownership provisions of Article 10. Notwithstanding any delegation or subcontracting by ElevateBio to any Third Party, Affiliate, or other Personnel, (1) ElevateBio remains responsible for compliance with this Agreement and full satisfaction of the terms and conditions hereof, and (2) any breach of the terms and conditions of this Agreement by any Third Party, Affiliate, or other Personnel shall be deemed a breach by ElevateBio of such terms or conditions.

3.3 Joint Steering Committee.

(a)
Joint Steering Committee. Within [...***...] calendar days after the Effective Date, unless a JSC has already been established by the Parties, the Parties shall establish a joint steering committee (the “JSC”) by each Party designating and notifying the other Party of its initial members to serve on the JSC. The JSC will remain in place until the termination or expiry of this Agreement and, unless otherwise agreed in writing between the Parties, will be disbanded at the end of such period.

(b)
Role of Joint Steering Committee. The JSC shall lead and oversee the performance of the Parties under this Agreement and shall be responsible for and have authority for:
i)
providing a forum for strategic decision-making;
ii)
resolving any disputes and acting on any escalation topics referred to it by the Joint Project Team; and
iii)
making such other determinations as are expressly delegated to it under the terms of this Agreement.
(c)
Membership. The JSC shall consist of at least two senior personnel of ElevateBio and at least two senior personnel of Client, in each case with authority to make decisions for the appointing Party on issues within the mandate of the JSC. Each member shall have the appropriate background and expertise to contribute to the JSC. Each Party may change its members on the JSC from time to time by providing notice in writing to the other Party. Either Party may, from time to time, invite additional representatives or consultants, who are not JSC members to attend JSC meetings. Prior to attendance of any JSC meeting all attendees must be bound by confidentiality obligations at least as protective to the other Party’s Confidential Information as the terms set out in Article 11.
(d)
Co-Chairpersons. Each Party shall appoint one of its members to co-chair JSC meetings (each a “Co-Chairperson”). The Co-Chairpersons shall attend meetings, ensure the orderly conduct of meetings, and ensure that written minutes of each meeting are taken and issued to each of the Parties.
(e)
Meetings. The JSC shall meet as often as agreed by the Co-Chairpersons, but in no event less than twice annually. Such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons. Each Party may also call for special meetings of the JSC with reasonable prior notice (it being agreed that at least [...***...] business days shall constitute reasonable notice), to resolve particular matters within the decision-making responsibility of the JSC. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present and participating as a Co-Chairperson.
(f)
Decision-Making. The JSC will endeavor to make decisions by consensus of the Co-Chairpersons with each Party having one (1) vote. If a dispute or failure to agree arises which cannot be resolved within the JSC, the JSC shall cause such dispute or failure to agree to be referred to the Senior Officers (or their respective delegates) for resolution. The Senior Officers (or their respective delegates) shall attempt in good faith to resolve such dispute or failure to agree. In the event that the Senior Officers (or their respective delegates) have been unable to resolve such dispute within [...***...] calendar days of the dispute being referred to them, then either Party may escalate such dispute to the chief executive officers of the Parties. If the chief executive officers of the Parties cannot resolve such dispute within [...***...] calendar days, either Party may seek resolution of the dispute in accordance with clauses 6.4, 6.5, and 16.10.

(g)
Limits. The JSC shall only have the powers assigned expressly to it in this Agreement. Notwithstanding any provision to the contrary, the JSC shall not have any power to amend or modify the provisions of this Agreement, or to waive compliance with this Agreement and each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC.

3.4 Joint Project Teams.

(a)
Within [...***...] calendar days after the effective date of a Statement of Work, the Parties will establish a project team (“Joint Project Team”) which shall consist of each Party’s Project Manager (or his/her delegate) and such other employees, or, subject to the approval of the other Party, representatives or consultants of a Party as considered necessary to attend by such Party’s Project Manager (or his/her delegate), or assign such Statement of Work to an existing Joint Project Team. The Project Manager (or his/her delegate) role is to track performance under the relevant Statement of Work, provide meeting minutes and coordinate meetings, ensure information is communicated efficiently across the working teams and to initiate any escalations that may be necessary. Prior to attendance of any Joint Project Team meeting all such employees, representatives and consultants of a Party must be bound by confidentiality obligations at least as protective to the other Party’s Confidential Information as the terms set out in Article 11. The Joint Project Team shall:

(i). provide a forum for, and facilitate, communications between the Parties with respect to the activities of the Parties under a Statement of Work;

(ii). review, define, monitor, and track metrics associated with performance under a Statement of Work and implement necessary corrections or improvement actions;

(iii). have operational responsibility for coordinating the performance of the Statements of Work, including planning day-to-day operations, managing the addition of markets and/or regions added in accordance with this Agreement, and managing supply priority;

(iv). discuss existing Statements of Work or Change Orders, and discuss new Statements of Work or Change Orders; provided however that any new or amended Statements of Work or Change Orders or any termination of a Statement of Work or Change Order must be mutually agreed to in a written document executed by an authorized representative of each Party in order to become effective;

(v). resolve any disputes between the working groups; provided, that, in the event that the Joint Project Team is unable to resolve any dispute within [...***...] calendar days, either Project Manager (or his/her delegate) may refer such dispute to the JSC for resolution; and

(vi). reporting and escalating (i) - (v) above, as needed, to the JSC.

(b)
The Joint Project Team shall hold meetings as often as the Project Managers (or their respective delegates) agree is necessary during the term of this Agreement. Joint Project Team meetings may be held face to face, or by tele- or video-conference, at such times and places as are agreed to by the Parties. All decisions of the Joint Project Team will be made by consensus, and any failure to agree will be referred to the JSC for resolution.

3.5 Performance. ElevateBio shall use commercially reasonable efforts to meet the timelines in each Statement of Work. Each Party, however, acknowledges that there may arise situations that are unavoidable and are likely to impact the timeline. ElevateBio will communicate progress and issues using the agreed governance, project team structure, and communication channels. Where decisions made negatively impact the timeline, the newly proposed timeline will be set as the base case with the agreement of both Parties.

3.6 In the case of an unplanned event that causes a delay, ElevateBio will promptly notify Client within [...***...] business days of becoming aware of the event and will work diligently with the Client to propose the new timeline; provided however, if such event will impact delivery of Product, ElevateBio shall notify Client in accordance with the time period set forth in the Quality Agreement. Either Party may determine that the overall impact of the timeline makes it unlikely to complete the applicable Project. If this is determined, the two Parties may jointly agree on mitigation steps or to terminate the applicable Statement of Work. If a joint decision to terminate a Statement of Work is made, the termination will occur per Section 15.4(d) of this Agreement.

4. Forecasts; Ordering.

4.1 Forecasts.

(a)
The executed Statement of Work for the Product will provide an initial [...***...] month forecast (“Forecast”) of the amount of Product that Client will require each month of such [...***...] month period. Thereafter, for the remainder of the term of this Agreement, no later than the [...***...] business day of each month, Client will provide, in writing, rolling monthly updated Forecasts, in which Client will update the Forecast each month for the [...***...] month period following the updated Forecast. Within [...***...] business days after receipt of an updated monthly Forecast, ElevateBio will inform Client, in writing, if it is able to meet the [...***...] binding portion of the forecast, and will provide estimated delivery dates for the first month of the Binding Forecast. If accepted by ElevateBio, each such updated Forecast will be deemed incorporated into the Statement of Work. Client will use commercially reasonable efforts to provide accurate and consistent updated Forecasts based on the information then available to Client at the time.
(b)
The first [...***...] months of each Forecast shall be Binding. For purposes of this Agreement, “Binding” means ElevateBio has agreed to the Forecast for such [...***...] month period, and there is a financial obligation of Client to pay the Batch Fees for the number of Batches forecasted within such [...***...] month period. Forecasts beyond the [...***...] month Binding period will be non-binding and serve only as good-faith estimates.

4.2 Tiered Capacity.

(a)
As part of the rolling Forecast process, Client shall indicate the range of Batch capacity expected for such forecast in accordance with the capacity tiers set forth in the relevant Statement of Work (the “Capacity Tiers”). Each Capacity Tier shall include a minimum and maximum number of Batches for each monthly Forecast within such Capacity Tier.
(b)
Other Capacity Tiers.

(i). Client may increase Forecasted production by one Tier to a higher Capacity Tier (e.g., Tier 1 to Tier 2; Tier 3 to Tier 4) or any higher Tier (e.g., Tier 1 to Tier 3; Tier 1 to Tier 4) with ElevateBio’s prior written consent upon [...***...] months’ prior written notice to ElevateBio. In such event, the first [...***...] months of the next monthly Forecast delivered pursuant to Section 4.1 shall remain under then-current Capacity Tier and the increase to the next Capacity Tier shall only take effect for the [...***...] month of such Forecast, provided that any succeeding months shall remain non-Binding until such point that these succeeding months fall into the [...***...]-month Binding window. Notwithstanding the foregoing, ElevateBio shall use commercially reasonable efforts to increase production to the next Capacity Tier earlier if so required by Client’s then current Forecast. Client shall not increase Forecasted production beyond the next consecutive Capacity Tier without ElevateBio’s prior written consent.

(ii). Client may decrease Forecasted production to an adjacent lower Capacity Tier (e.g., Tier 3 to Tier 2) upon [...***...] months’ prior written notice to ElevateBio. In such event, the first [...***...] months of the next monthly Forecast delivered pursuant to Section 4.1 shall remain under then-current Capacity Tier and the decrease to the prior Capacity Tier shall only take effect for the [...***...] month of such Forecast, provided that any succeeding months shall remain non-Binding until such point that these succeeding months fall into the [...***...] month Binding window.

4.3 Production Lot Maximum. During the term of this Agreement, ElevateBio shall accommodate Client’s Manufacturing needs for the Product as set forth in a Binding Forecast (inclusive of training, demonstration, engineering runs plus clinical and/or commercial Batches) up to the maximum number of monthly Batches in the highest Capacity Tier in the then-current Forecast (the “Production Lot Maximum”). ElevateBio shall be required to supply the quantity of Product specified in the applicable Binding Forecast, subject to the Production Lot Maximum. In the event that ElevateBio fails to meet the Binding Forecast production needs in a month due to factors under ElevateBio’s reasonable control (and for the avoidance of doubt not due to Force Majeure event), ElevateBio shall, at Client’s request, meet a previous month minimum Batch deficit by Manufacturing the amount of such deficit in the following months (in addition to the requirement for such months set forth in the Binding Forecast). If Client requests additional Batch production beyond the Production Lot Maximum in any given month, ElevateBio will use commercially reasonable efforts to accommodate such needs, provided that additional Batch fees will be charged for the additional lot(s), additional fees may apply (as specified in the SOW, as applicable) and ElevateBio will not have any liability if it cannot supply such additional lot(s).

4.4 Purchase Orders. Client shall issue purchase orders (each, a “Purchase Order”) that are consistent with Client’s Forecast in order to satisfy the Binding Requirement for each Product. Any such Purchase Order at the time of issuance may be submitted by Client to ElevateBio as a blanket Purchase Order sufficient to cover the total obligations of the then-current Binding Forecast (i.e., the next [...***...] months) and amounts anticipated to cover Raw Materials during such time period, as may be updated from time to time. The final Purchase Order shall specify the Product and (a) the country of intended use or sale (b) an order number, (c) the Product form (i.e., drug product or finished product), (d) the intended use (e.g., clinical or commercial), (e) the quantity of Product, and (f) the desired delivery dates (consistent with the estimated delivery dates provided by ElevateBio). Client will submit all Purchase Orders for the initial Binding Forecast upon execution of the Statement of Work and additional Purchase Orders for new Binding Forecast along with its updates to the Forecast. All Purchase Orders for Product submitted by Client to ElevateBio meeting the requirements of this Section 4.4 that (x) are for quantities of Product not exceeding the Binding Forecast or (y) are otherwise accepted by ElevateBio in writing shall be deemed accepted by ElevateBio (“Accepted Purchase Orders”). Notwithstanding ElevateBio’s acceptance of any Accepted Purchase Order, (A) ElevateBio shall not be obligated to supply, and shall not be in breach of this Agreement for failure to supply, quantities of Product in excess of the Binding Forecast, and (B) in the event that Client fails to submit Accepted Purchase Orders for at least the Binding Forecast in accordance with this Section 4.4 or for at least the minimum requirements in the then-current Capacity Tier, then, without limiting any rights or remedies available to ElevateBio, ElevateBio shall be permitted to invoice Client, and Client shall pay such invoice in accordance with Article 9 below, with respect to such remaining quantity of Product not ordered.

4.5 Packaging. The requirements for the packaging of the Product for delivery to Client shall be set forth in the applicable Specification and the applicable SOW, and such requirements shall: (a) provide for packaging customary for similar items that are designed to protect the Products during shipment, (b) comply with any applicable environmental regulations; and (c) contain the proper labeling as reasonably instructed by Client pursuant to this Agreement in addition to ElevateBio’s requirements based on its Regulatory Approvals for such Product.

5. Materials and Equipment.

5.1 Supply of Raw Materials. Unless the Parties otherwise agree in a Statement of Work, ElevateBio will procure, in accordance with the relevant approved Raw Material specifications and bill of materials (in the case of Manufacturing Services) per the safety stock targets, which shall be mutually agreed by the Parties, all Raw Materials and Testing Materials to be used by ElevateBio in the performance of Services under a Statement of Work other than the Client Materials specified in such Statement of Work. With regard to Raw Materials, ElevateBio shall, in accordance with the terms of such Statement of Work, pass through to Client the cost of Raw Materials and related Third Party shipping, handling, brokerage, storage, and other fees plus a Processing Fee of (a) [...***...], and (b) [...***...], as specified in the applicable Statement of Work. ElevateBio may charge Client for any additional Raw Materials that are required as a result of a change to a Statement of Work, provided that in each case the cost of such Raw Materials (or commensurate change in fees if not billed on a time and materials basis) will be agreed to in advance in the applicable Change Order. ElevateBio may not charge Client for any additional Raw Materials that are required as a result of any loss, damage, or theft of prior Raw Materials caused by or due to ElevateBio’s negligence, willful misconduct, or breach of this Agreement. ElevateBio will work in good faith to obtain a reduction in price on Raw Materials from the applicable suppliers based on the estimated volume of Raw Materials expected to be used by ElevateBio for the then-current Forecast, at a minimum on [...***...] basis, and to pass on such price reduction to Client. For avoidance of doubt, [...***...] will be included in the Batch Fee.

5.2 Supply of Client Materials. Client or its designees will, at Client’s expense, provide ElevateBio with the Client Materials. ElevateBio agrees (a) to account for all Client Materials and to handle, use, and store Client Materials under suitable conditions at the Facility in accordance with the applicable handling and storage requirements, if any, set forth on the applicable Statement of Work or the Quality Agreement, as well as GMPs, all Applicable Law, and any applicable specifications for such Client Materials provided by Client to ElevateBio; (b) not to use Client Materials for any purpose other than conducting the Services; (c) without limiting the generality of the foregoing, not to analyze, characterize, modify, or reverse engineer any Client Materials or take any action to determine the structure or composition of any Client Materials unless required pursuant to conducting the Services; and (d) to destroy or return to Client, at Client’s expense, all unused quantities of Client Materials according to Client’s written directions. Client will at all times retain title to and ownership of the Client Materials and ElevateBio shall ensure that no pledges, liens, restrictions, claims, charges, security interests, or other encumbrance are placed on such Client Materials, other than by the Client or its Affiliates.

5.3 Protection of Client Materials from Loss, Damage, and Theft; Replacement of Client Materials. ElevateBio will at all times use commercially reasonable efforts to protect the Client Materials from loss, damage, and theft at all stages of the Manufacturing Process. ElevateBio will promptly notify Client if at any time it believes any Product or Client Materials have been damaged, lost, or stolen. ElevateBio will be responsible for the replacement costs of all Client Materials to the extent caused by or due to ElevateBio’s negligence, willful misconduct or breach of this Agreement; provided that, in such event the replacement cost shall be calculated using the follow formula: as relates to [...***...] multiplied by [...***...] cost per [...***...], plus (b) Client's [...***...] cost per [...***...], [...***...], based on Client's [...***...]. Client will promptly provide ElevateBio with documentation evidencing the [...***...] of [...***...] and [...***...] following any such loss or damage. ElevateBio shall prepare and maintain documents showing receipt, inventory, location, handling, and storage of Client Materials at the Facility, including but not limited to, the quantities of all Client Materials on hand and utilized to Manufacture Product or perform Services hereunder (in each case, broken down on a material-by-material basis), and shall provide copies thereof to Client upon request. For clarity, Product replacement for Non-Conformance and Latent Defects is covered in Section 7.5 hereof.

5.4 Supply of Client Equipment.

(a)
Client Equipment Generally. The Parties shall set forth the Client Equipment necessary to perform the Services in each applicable Statement of Work.

(b)
Requirements for Client Equipment. Client shall ensure that any Client Equipment meets all applicable criteria for use in Development or Manufacturing, including GMP Manufacturing as required in connection with the Services under the applicable Statement of Work. Client will be responsible for ensuring that all Client Equipment complies with its applicable specifications, and delivery of the Client Equipment to ElevateBio will not be deemed to have been completed unless and until the Client Equipment complies with its specifications. ElevateBio will notify Client if ElevateBio identifies any issues with the Client Equipment at the time of its delivery. The Parties will work together to resolve any issues that are identified. ElevateBio shall use and maintain Client Equipment in accordance with all Applicable Law.
(c)
Purchase of Client Equipment. Prior to purchasing any Client Equipment, ElevateBio will provide to Client for written approval (including via email) a quotation for the purchase of the Client Equipment, which will include a quotation for installation and qualification package, an extended warranty, and/or maintenance plan as appropriate. After Client approval of the quotation (including via email), ElevateBio will invoice Client for the purchase of the Client Equipment including the installation and qualification fees according to the terms agreed to between the Parties via written approval. In consideration for the purchase, installation, qualification, and maintenance of the Client Equipment, Client agrees to reimburse ElevateBio (i) the Client Equipment purchase price, (ii) the shipping and handling fees, (iii) the installation and qualification package fees, (iv) associated software (including software upgrades and/or required re-qualifications driven by equipment needs), (v) Processing Fee of [...***...] on the purchase price and other pass-through costs unless otherwise agreed in the applicable Statement of Work and (vi) any other fees or costs that Client has provided written approval for (including via email). Client also agrees to reimburse ElevateBio for the extended warranty fees, and any associated taxes. For clarity, re-qualification requirements beyond initial qualification shall be subject to a Change Order.
(d)
Title to Client Equipment. ElevateBio will not use the Client Equipment except in the performance of Services under the applicable Statement of Work. As between the Parties, title to the Client Equipment will remain with Client, and ElevateBio will ensure that the Client Equipment is labeled in such a way so as to allow it to be identified as the property of Client and remains free and clear of any liens or encumbrances. At Client’s written request and Client’s expense, the Client Equipment will be returned to Client, or to Client’s designee.
(e)
Location and Maintenance of Client Equipment. ElevateBio shall at all times use commercially reasonable efforts to maintain a suitable environment for the Client Equipment and furnish all necessary and appropriate utilities for its operation and maintenance. ElevateBio shall not move the Client Equipment from the Facility without the prior written consent of Client. ElevateBio shall use commercially reasonable efforts to maintain the Client Equipment in a clean and orderly condition and protect the Client Equipment from deterioration other than normal wear and tear. ElevateBio shall use, operate, and maintain the Client Equipment in the regular course of business only, within its normal capacity, without abuse, and in a manner consistent with any instructions provided by the manufacturer of the Client Equipment and all Applicable Law. ElevateBio

will be responsible, at Client’s cost (except as set forth in the last sentence of this Section 5.4(d)), for maintenance of the Client Equipment. To the extent Client provides spare parts for the Client Equipment, such spare parts will remain the property of Client and will be used by ElevateBio only for maintenance of the Client Equipment. ElevateBio will at all times use commercially reasonable efforts to protect the Client Equipment from loss, damage, and theft. ElevateBio will promptly notify Client if at any time it believes any Client Equipment has been damaged, lost, or stolen. ElevateBio will be responsible for the repair or replacement costs of all Client Equipment to the extent caused by ElevateBio’s negligence, willful misconduct, or breach of this Agreement.
(f)
Client Equipment Disclaimer. All Client Equipment is provided on an ‘AS IS’ basis. Other than as provided in this Agreement, Client makes no representations and extends no warranties of any kind, either express or implied, regarding the Client Equipment.

6. Development and Manufacture of Product.

6.1 Applicable Law. Each Party will comply with all Applicable Law in performing all activities under or in relation to this Agreement.

6.2 Facility.

(a)
Performance of Services. ElevateBio will perform all Services at the Facility, provide all Personnel necessary to perform the Services in accordance with the terms of the applicable Statement of Work and this Agreement, and hold at such Facility all Equipment, Client Equipment, Client Materials, and other items used in the Services. ElevateBio will not change the location of such Facility that Manufactures Batches without at least [...***...] months’ prior written notice to, and prior written consent (including via email) from Client, which consent will not be unreasonably withheld or delayed; provided, however, Client may reasonably withhold approval of a change to the location of such Facility in the case that such change could cause a change to the cost of services and/or impact any related regulatory filings under the applicable Statement of Work. In the event Client does not consent to the proposed location change in (or addition of) such Facility, the Parties shall resolve the dispute in accordance with Section 16.10. For clarity, upon prior written notice to Client, ElevateBio may subcontract the performance of all non-Manufacturing Services to its Affiliates or Third Parties in accordance with Section 3.2, provided that any such non-Manufacturing Services have no impact on related regulatory filings. ElevateBio will maintain, at its own expense (other than expenses for Client Equipment, subject to Section 5.4) the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating efficiency consistent with the requirements of GMP (if applicable) and all Applicable Law.
(b)
Validation. ElevateBio will be responsible for performing all qualification or validation of the Facility, Equipment (including conducting installation, operational, and performance qualification, as applicable), and maintenance processes employed in the Manufacturing Process in accordance with GMP (if applicable), ElevateBio’s standard operating procedures (“SOPs”), the applicable Quality Agreement, Applicable Law, any other validation procedures established mutually by Client and ElevateBio, and in accordance with any validation procedures required by any Authority in a country in which Client will use or sell the Product as set forth in the Quality Agreement or applicable Statement of Work; provided, however, that the cost of validation of Client Equipment will be the responsibility of Client.
(c)
Licenses and Permits. ElevateBio will be responsible for obtaining and maintaining, at its own expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by ElevateBio under this Agreement. Notwithstanding the foregoing, as articulated in a Statement of Work, or Change Order thereto as necessary, if certain licenses or permits specific to the Product are required for ElevateBio to perform the Services, the cost of such licenses or permits shall be at Client’s expense.
(d)
Noncontravention. ElevateBio will not enter into any agreements, licenses, or other arrangements of any kind with any Third Parties or Affiliates that are in contravention of the provisions of this Agreement.
(e)
Audit. ElevateBio will, upon reasonable advance notice, permit authorized personnel of Client’s quality group (or Third Party consultants engaged by Client) to have access, during operational hours, upon reasonable notice, and subject to confidentiality terms, to inspect the Facility and Manufacturing Process to ascertain compliance by ElevateBio with the terms of this Agreement, any Statement of Work, any Quality Agreement, and Applicable Law, including inspection of (i) the Equipment and materials used in the performance of Services; (ii) the holding facilities for such materials and Equipment; and (iii) all Records relating to such Services and the Facility. Client is allowed an additional audit when market authorizations are expected for the Product. The additional audit will be requested to be scheduled at least [...***...] months in advance of any Product Licensure Inspection (“PLI”) or facility inspection from Authorities related to Product licensure and will be for the purpose of the Client ensuring facility readiness. Other than “for-cause” inspections, Client may not conduct inspections under this Section 6.2(e) (x) more than [...***...] during any [...***...] period, except as required in support of a new manufacturing authorization or manufacturing license required to supply product in a new region; (y) for a duration greater than [...***...] business days; or (z) using more than [...***...] Client employees or representatives, except where a Qualified Person (“QP”) declaration is the intended outcome, in which case a [...***...] employee (the QP) can attend. For the avoidance of doubt, each Party shall be responsible for its own costs and expenses incurred for the audit activities outlined in this Section 6.2(e).

6.3 Changes to Statements of Work; Manufacturing Process and Specification.

(a)
Changes to Statements of Work. If the scope of work of a Statement of Work changes, then the applicable Statement of Work may be amended as provided in this Section 6.3(a). If a required modification to a Statement of Work is identified by Client or by ElevateBio, the identifying Party will notify the other Party in writing as soon as reasonably possible. ElevateBio will provide the Client Representative named in the relevant SOW and the Project Manager with a change order containing a description of the required modifications and their effect on the scope, fees, and timelines specified in the Statement of Work, substantially in the form attached hereto as Appendix B (“Change Order”), and will use reasonable efforts to do so within [...***...] business days of receiving or providing such notice, as the case may be. No Change Order will be effective, and ElevateBio will not perform any work under the requested Change Order, unless and until it has been signed by authorized representatives of both Parties.
(b)
Process/Specification Changes. Any change or modification to the Manufacturing Process or Specification for any Product proposed by ElevateBio must be approved in advance by Client and will be made in accordance with the change control provisions of the applicable Quality Agreement.

6.4 Records; Sample Retention.

(a)
Records. ElevateBio will keep complete and accurate records of all work done by it under this Agreement, in form and substance as specified in the applicable Statement of Work, the applicable Quality Agreement, this Agreement, and Applicable Law (collectively, the “Records”). All Records will be retained by ElevateBio as required by the applicable Quality Agreement or by Applicable Law. “Deliverables” means all Records and any other work product, tangible or intangible, that ElevateBio or its Personnel are required to deliver to Client under a Statement of Work or the applicable Quality Agreement. Deliverables will be the sole property of and are hereby assigned to Client, provided that, if any information of ElevateBio Technology is included in the Deliverables, such ElevateBio Technology shall not be deemed to be Deliverables and ElevateBio shall retain the sole and exclusive ownership of such ElevateBio Technology. All other Records not included in the Deliverables will be the property of ElevateBio. ElevateBio will not transfer, deliver, or otherwise provide Records to any Third Party other than Third Party subcontractors, without the prior written approval of Client. All Records, including original records of the Development and Manufacture of Product under this Agreement, will be retained and archived by ElevateBio in accordance with GMP (if applicable) and Applicable Law. Upon Client’s request, upon reasonable notice, ElevateBio will provide Client with copies of such Records, at Client’s expense. Client may use such copies that relate to Records other than Deliverables solely for the purpose of fulfilling its obligations and exercising its rights under this Agreement and provided that, except as provided in Section 10.8 or Section 11.3, in no event will Client disclose Records (excluding Deliverables) to any Third Party without obtaining ElevateBio’s prior written consent. For clarity, except as expressly provided in Section 10.8, or to the extent expressly identified in a Statement of Work to be delivered to Client, ElevateBio will not be required to provide confidential or trade secret information regarding its proprietary methods or technologies constituting ElevateBio Background Technology, ElevateBio Inventions, or ElevateBio’s Confidential Information to Client except to fulfill any Authority documentation requirements with respect to a Product.
(b)
Sample Retention. ElevateBio will take and retain, for such period and in such quantities as may be required by GMP (if applicable), Applicable Law, the applicable Statement of Work, and the applicable Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement. ElevateBio shall be responsible for any and all losses and casualties to such samples and quantities resulting from ElevateBio’s negligence, willful misconduct, or breach of this Agreement unless and until either delivered to Client or destroyed or disposed of at Client’s direction. All such samples and quantities shall be used by ElevateBio solely for the purposes of this Agreement and for no other purpose. Further, upon Client’s written request, ElevateBio will transfer such samples to Client, at Client’s expense. ElevateBio will notify Client upon completion of the retention period for any such samples required under GMP and the applicable Quality Agreement, and if Client does not request shipment of such samples at Client’s expense within [...***...] calendar days of such notification, then ElevateBio may destroy any such samples remaining in its possession at Client’s expense. ElevateBio shall perform any such destruction in compliance with Applicable Law.

6.5 Regulatory Matters.

(a)
Regulatory Approvals. Client will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Client’s use of any Product Developed or Manufactured under this Agreement, including investigational new drug application, biologics license application, new drug application, and abbreviated new drug application submissions and any analogous submissions filed with the appropriate Authority of a country other than the United States. As between the Parties, Client shall have the sole right to prepare and file for the health registrations for the Product with the applicable Authorities, provided that ElevateBio will have the right to communicate with all applicable Authorities in connection with its Facility or Manufacturing Process or as otherwise required by Applicable Law. ElevateBio will provide Client, at Client’s expense, with supporting data and information, other than Facility Master File contents, relating to the Development or Manufacture of any Product necessary for obtaining and maintaining such approvals and permits, which activities shall be performed by ElevateBio in compliance with all Applicable Law. To the extent any information relating to the Facility Master Files is required by the Authorities, Client shall promptly notify ElevateBio in writing and authorize ElevateBio to submit or otherwise communicate directly with the Authorities regarding such information. If determined by Client (in its sole discretion), Client shall have the right to include a designation of ElevateBio and the approved facility as a Manufacturer and Manufacturing site of Product in the applicable health registrations. Client will provide ElevateBio with copies of any written communication received from any Authority relating to any Product (if it relates to or affects the Services) or ElevateBio Technology and will consult with ElevateBio with respect to any responses thereto, in each case according to the processes or procedures set forth in the Quality Agreement.
(b)
Regulatory Inspections. Client or its agents have the right to be present in any visit or inspection by any Authority of the Facility to the extent it relates in any way to any Product or Client Background Technology or Client Invention used in the Manufacturing Process. The Client may, with ElevateBio’s prior consent, participate in the Product relevant inspection (such as a pre-license inspection or a foreign equivalent) to the extent that the Client’s knowledge of the Product can facilitate the conduct of the inspection. At no time can the Client interact with the inspector(s) during such inspection of the Facility without the representatives of ElevateBio being present and leading the discussions. ElevateBio will give notice to Client of any such visit or inspection, and to the extent reasonably possible will give advance notice to Client of such visit or inspection. ElevateBio will provide Client with a copy of any report or other written communication received from such Authority in connection with such visit or inspection, and any written communication received from any Authority relating to any Product, the Facility (if it relates to or affects the Development or Manufacture of Product) or Client Background Technology or Client Invention used in the Manufacturing Process, within [...***...] business days after receipt, and will consult with Client before responding to any such communication. ElevateBio will provide Client with a copy of its final responses within [...***...] business days after submission.
(c)
Client will provide timely notice to ElevateBio of Client’s intent to add additional regions to the approved markets list, as articulated in the Quality Agreement, and planned timing of such addition(s). Any such additional regions will require the prior written approval of ElevateBio, not to be unreasonably withheld. The Parties will negotiate in good faith a Change Order. ElevateBio will use commercially reasonable efforts to upgrade any of their applicable operations in accordance with the Change Order corresponding to such additional region in order to come into compliance with the applicable laws and regulations of such new proposed region(s) that have been approved by ElevateBio. Client will reimburse ElevateBio for all reasonable costs and expenses incurred by ElevateBio in connection with such upgrade.

6.6 Waste Disposal. The generation, collection, storage, handling, transportation, movement, and release of hazardous materials and waste generated in connection with the Services will be the responsibility of ElevateBio at ElevateBio’s sole cost and expense. Without limiting other applicable requirements, ElevateBio will prepare, execute, and maintain, as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents, and waste manifests required under Applicable Law. Client must notify ElevateBio of any hazardous conditions or wastes known to Client that may exist or be produced in the course of performing the Services contemplated by this Agreement or any Statement of Work prior to ElevateBio’s performance of such Services.

6.7 Safety Procedures. ElevateBio will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and for the handling of any materials or hazardous waste used in or generated by the Services. ElevateBio, in consultation with Client, will develop safety and handling procedures for Product; provided, however, that Client will have no responsibility for ElevateBio’s health and safety program. For each Product, Client shall provide ElevateBio with all relevant information in Client’s possession or control concerning any health hazards or potential health hazards associated with exposure to or the handling, storage, use, or disposal of such Product or the Raw Materials used in the Manufacturing Process or in the course of performing the Services contemplated by this Agreement or any Statement of Work prior to ElevateBio’s performance of such Services. Without limiting the foregoing, Client shall provide to ElevateBio a copy of all applicable material safety data sheets, safe handling instructions, health and environmental information, and any regulatory certifications or authorizations that may be required under Applicable Law or necessary or useful in the performance of the Services and shall promptly provide any updates thereto.

6.8 Delays by Client.

(a)
Delays due to Client Preparedness. ElevateBio reserves the right to cancel or postpone, in its sole discretion, any part or all of the Services to be completed under a Statement of Work upon written notice to Client, if, for a period of not less than [...***...] months, Client fails to timely supply conforming Client Materials, Client Equipment, Client Background Technology or other information or approvals in accordance with the requirements set forth in this Agreement or the applicable Statement of Work and such failure would result in a material delay or inability of ElevateBio to perform the applicable Services. Such cancellation shall be deemed, solely for purposes of Section 15.5(b), a termination of the applicable Statement of Work pursuant to Section 15.4(b), in which case all of the terms under this Agreement applicable to termination pursuant to Section 15.4(b), and ElevateBio shall have no further obligations with respect to such Statement of Work. In the event of postponement, ElevateBio shall use commercially reasonable efforts to reschedule the Services to the next available slot following receipt of all conforming Client Materials, Client Equipment, Client Background Technology, information and approvals (which, for clarity, imposes no obligations on ElevateBio to reschedule slots that have already been filled by other clients), subject to Section 6.8(c).
(b)
Delays due to Client Request.

(i). With respect to Batches subject to the Binding portion of a Forecast, upon written notice delivered to ElevateBio at least [...***...] business days prior to the planned manufacturing start date of such Batches, Client may reschedule Batches within the [...***...] binding period without incurring any delay or cancellation fees, so long as such rescheduling does not result in the tier maximum for any month being exceeded. Additionally, [...***...] per calendar month as part of the monthly Forecast process, Client may reschedule Batches to a period outside the [...***...] month binding period without incurring any delay or cancellation fees, so long as such rescheduling does not result in the tier maximum for any month being exceeded. For the avoidance of doubt, rescheduled Batches shall count towards the batch minimum set forth in the applicable Statement of Work or towards any minimum batch requirement within a Tier Capacity, in either case, for the original month to which such Batches were scheduled. With respect to any rescheduled Batches, Client will be invoiced for [...***...] of the fees and expenses for such delayed binding Batches during the month in which the original initiation date occurs. The remaining [...***...] will be invoiced upon Delivery of the Batches.

(ii) With respect to other Services not covered in (b)(i) above, upon written notice delivered to ElevateBio at least [...***...] calendar days prior to the scheduled start date for such Services, Client may reschedule such Services to a mutually agreed date no more than [...***...] calendar days following the original start date without incurring any delay or cancellation fee.

(iii) The Parties hereby agree that if Client requests to delay part or all of the Services for a period of greater than [...***...] months, ElevateBio may elect, at its sole discretion, to terminate the entirety of the Statement of Work applicable to the effected Services pursuant to Section 15.4(b), and all of the terms under this Agreement applicable to termination by

ElevateBio pursuant to Section 15.4(b) shall apply to such termination; provided, however, that this Section 6.8(b)(iii) shall not apply to delays requested by Client in accordance with Section 6.8(b)(i).

(c)
Effects of Delays.

(i). If Manufacturing Services are delayed or cancelled, and, in each case, such delay is not directly due to a breach, default, or delay on the part of ElevateBio, then, subject to Section 6.8(b)(i), Client shall pay the fees and expenses for any delayed Batches in the Binding portion of the Forecast as if the Batches had been manufactured on their originally scheduled dates; provided, however, that such payment shall not excuse Client from payment for such delayed Batches when the Batches are actually Manufactured and delivered. In addition, if the payment terms under a Statement of Work include any applicable batch minimum fee, such fees shall continue to apply during any delay of the Services under a Statement of Work or any portion thereof.

(ii). If non-Manufacturing Services are delayed or cancelled, and, in each case, such delay is not directly due to a breach, default, or delay on the part of ElevateBio, then, subject to Section 6.8(b)(ii), Client agrees to pay ElevateBio a delay fee equal to the [...***...] for [...***...] by such delay under the applicable Statement of Work that cannot be mitigated by reasonable efforts, including any non-cancellable third party costs.

(d)
Batch Minimum Fees. If the payment terms under a Statement of Work include any applicable Batch Fee minimum, such fees shall continue to apply during any delay pursuant to Section 6.8(a) or Section 6.8(b) of the Services under a Statement of Work or any portion thereof.

6.9 Delays by ElevateBio. In the event of any delay by ElevateBio in performing Services other than pursuant to Section 16.2, or caused by Client as set forth in Section 6.8(a) or Section 6.8(b), then (i) ElevateBio will promptly inform Client, within [...***...] hours as relates to Manufacturing and within [...***...] business days as relates to other Services, and the Parties will promptly discuss next steps with respect to the impacted Services, (ii) ElevateBio will use commercially reasonable efforts to remediate the situation, and (iii) if ElevateBio is unable to remediate the situation within [...***...] calendar days following the onset of the delay, Client may, in its sole discretion, (x) allow ElevateBio additional time to continue their remediation efforts, or (y) elect to cancel the impacted Services and, if Client already paid the fees in relation to such impacted Services, ElevateBio shall issue to Client a credit in an amount equal to such fees, unless otherwise specified in the applicable SOW.

Notwithstanding the foregoing, with respect to commercial supply of the Product, in the event of any delay by ElevateBio in performing (a) the Batch start (per the original slot date forecast) and/or (b) completion of the Batch record documentation (within [...***...] calendar days of conclusion of batch manufacturing)) in accordance with the timelines set forth in Section 14.4 of the Quality Agreement), where such delay does not result from (i) any Client request to delay such Services or (ii) Client’s refusal or failure to timely supply relevant conforming Client Materials, Client Equipment, or other information or approvals in accordance with the requirements set forth in this Agreement and the Statement of Work, or (iii) Force Majeure, then ElevateBio shall supply the delayed Batch at the rates reflected in the table below as Client’s exclusive remedy for such Batch delay; provided that the foregoing shall not apply to delays in the commercial supply of the Product in excess of the Production Lot Maximum. For the avoidance of doubt, nothing in this Section 6.9 shall preclude Client from asserting that repeated delays by ElevateBio constitute a material breach, and from exercising any remedies available under this Agreement with respect to such repeated delays.

Batch Start/Release Date (Calendar Days)	Batch Fee Adjustment
[...***...] Days late	[...***...] reduction in Batch Fee
[...***...] Days late	[...***...] reduction in Batch Fee
[...***...] Days late	[...***...] reduction in Batch Fee

7. Testing and Acceptance Process.

7.1 Testing by ElevateBio. Prior to Delivery to Client, each Batch of Product will be sampled and tested by ElevateBio against the applicable Specification and in accordance with the applicable Quality Agreement and Applicable Law, and ElevateBio will review the documentation relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with the Manufacturing Process and GMP. ElevateBio will complete their review and disposition the Batch in accordance with the Quality Agreement. For the avoidance of doubt, Client takes full responsibility for the suitability of the Specification for obtaining a Product that possesses Client’s desired characteristics and is suitable for Client’s intended purposes, and ElevateBio assumes no responsibility for any deficiency of the Specification in this regard.

7.2 Provision of Records. Following the tests and documentation review described in Section 7.1, ElevateBio shall provide Client with a copy of the applicable Batch Documentation. For purposes of this Agreement, “Batch Documentation” means (a) with respect to Product that is Manufactured using a proprietary Manufacturing Process of ElevateBio, a Certificate of Analysis, the applicable Specification, the Batch record (redacted as necessary), and a Batch manufacturing summary that includes in-process control results, any applicable deviations, and any other information specified in the applicable Statement of Work, or (b) with respect to a Product that is Manufactured using Client’s own Manufacturing Process, the production record pertaining to the Batch, a Certificate of Analysis, the applicable Specification, and a complete and accurate copy of such other documents specified in the applicable Statement of Work. Batch Documentation shall also include any other data and records as agreed to in the Quality Agreement.

7.3 Review of Batch Documentation; Acceptance. Client will review the Batch Documentation for each Batch of Product. Client may reject a Batch of Product only if such Batch is a Non-Conforming Batch. Client will notify ElevateBio in writing of its acceptance or rejection of such Batch in accordance with the processes or procedures set forth in the Quality Agreement. For clarity, “Delivery” of a Batch Product shall mean the earliest of (a) Client’s notification of its acceptance of such Batch in accordance with this Section 7.3, (b) shipment of the Batch Product to Client from the Facility or (c) if mutually agreed in writing by the Parties, storage of such Batch of Product after release at the Facility in accordance with the applicable Statement of Work.

7.4 Disputes. In case of any disagreement between the Parties as to whether Product conforms to the applicable Specification or GMP or was Manufactured in accordance with the Manufacturing Process, the quality assurance representatives of the Parties will endeavor in good faith to resolve any such disagreement and Client and ElevateBio will follow the applicable Quality Agreement and their respective SOPs to determine the conformity of the Product to the applicable Specification and GMP and whether such Product was Manufactured in compliance with the Manufacturing Process. In the event that the Parties do not resolve such disagreement within [...***...] calendar days of such disagreement being brought before the Parties, the Parties will appoint an independent Third Party expert mutually agreed to by the Parties to resolve such disagreement based on a review of the relevant data. In the absence of fraud or manifest error, the Third Party expert’s determination will be binding on the Parties, and the fees of such Third Party expert shall be borne by the Party that is not the prevailing Party.

7.5 Product Non-Compliance and Latent Defects; Product Loss, Damage, or Theft; Remedies.

(a)
Non-Conforming Batches and Latent Defects. If (i) a Batch of Product is lost, stolen, or damaged, or fails to comply with the applicable Specification, applicable Statement of Work, applicable Quality Agreement, or Applicable Law at the time of release (as relates to a Batch, a “Non-Conforming Batch” or otherwise a “Non-Conformance”), or (ii) a Latent Defect is identified, then ElevateBio will use commercially reasonable efforts to Manufacture a replacement Batch of Product as soon as possible. For clarity, use of a component, intermediary or Raw Material, other than in compliance with the bill of materials or the Quality Agreement, shall cause the affected Batch of Product to be Non-Conforming to the extent such use causes the Batch of Product to fail to comply with the Specifications or Applicable Law at the time of release.
(b)
Non-Conforming Batches and Latent Defects Caused by ElevateBio Negligence, Willful Misconduct, or Breach. To the extent that the Non-Conformance, Non-Conforming Batch, or Latent Defect is due to ElevateBio’s negligence, willful misconduct, or breach of this Agreement, and does not arise or result from a defect in the Client Materials that was present at the time such Client Materials were delivered to ElevateBio, the Parties shall engage in a good faith discussion and, subsequently, at Client’s sole discretion, (i) replace the Non-Conforming Batch or the Batch impacted by the Non-Conformance or Latent Defect [...***...] to Client and at its own cost and expense, including Client Materials used in the replacement Batch (with the cost of Client Materials calculated in accordance with Section 5.3) on a timeline to be mutually agreed by the Parties, or (ii) issue to Client a credit in the amount of (A) any monies paid to ElevateBio, as set forth in the applicable Statement of Work, toward the cost of the Non-Conforming Batch or Batch impacted by the Non-Conformance or Latent Defect, and (B) the cost associated with the Client Materials used in the Manufacturing of the Non-Conformance or Latent Defect, using the calculation method articulated in Section 5.3. For the avoidance of doubt, [...***...] as determined by [...***...], shall, for the purposes of this Section 7.5(b) be deemed “negligence.”

(c)
Non-Conforming Batches and Latent Defects Caused by Other. ElevateBio shall, when Section 7.5(b) is not applicable, use commercially reasonable efforts to replace any Non-Conforming Batch or Batch impacted by a Latent Defect at Client's expense for the replacement Batch, subject to Section 7.7, on a timeline to be mutually agreed by the Parties.
(d)
Evaluation. In the event a Batch of Product is a Non-Conforming Batch, the Parties will meet to discuss, evaluate, and analyze the reasons for and implications of such failure and will decide whether to proceed with or to amend the applicable Statement of Work via a Change Order, or to terminate such Statement of Work pursuant to Section 15.4(d).

7.6 Product Recalls. In the event Client shall be required to recall any Product, or elects to institute a voluntary recall, Client shall be responsible for coordinating such recall. Client shall promptly notify ElevateBio if any Product is the subject of a recall and provide ElevateBio with a copy of all documents relating to such recall. ElevateBio shall fully cooperate with Client in connection with any recall, at Client’s cost. Client shall be responsible for all of the costs and expenses related to any such recall. Notwithstanding the foregoing, to the extent such Product recall results directly from a Non-Conforming Batch or a Latent Defect caused by (i) ElevateBio’s gross negligence, fraud, or willful misconduct, and does not arise or result from a defect in the Client Materials that was present at the time such Client Materials were delivered to ElevateBio, ElevateBio shall be responsible for reimbursing all documented, out-of-pocket third party costs for the recall of such affected Product Batch(es), or (ii) ElevateBio’s negligence or breach of this Agreement and does not arise or result from a defect in the Client Materials that was present at the time such Client Materials were delivered to ElevateBio, ElevateBio shall be responsible for reimbursing all documented, out-of-pocket third party costs for the recall of such affected Product Batch(es) subject to the limitations set forth in Section 13.5(a) and (b).

7.7 No ElevateBio Responsibility for Genetic Alterations. ElevateBio will not be responsible for genetic alterations that occur during Manufacturing of any Product except for any genetic alterations specifically required under the applicable Statement of Work and except for any genetic alterations that result from ElevateBio’s negligence or willful misconduct. Without limiting the foregoing sentence, such genetic alterations will not be the basis for any claim by Client under this Agreement, including any claim under this Section 7.

7.8 Development Batches. Notwithstanding anything to the contrary in this Section 7, if a Statement of Work specifies the performance of training, demonstration, or engineering runs, ElevateBio shall perform one or more such runs to manufacture Batches (in any such case, “Development Batches”) in accordance with the applicable Statement of Work and Applicable Law. There will be no specifications for acceptance of Development Batches, but the Parties may agree upon certain target quality attributes to aim for, as set forth in the applicable Statement of Work. ElevateBio shall provide analytical testing of Development Batches as agreed by the Parties in the applicable Statement of Work and will report the results to Client. Client shall have the right to make any use of such Development Batches as it shall determine in its discretion; provided that such use does not violate Applicable Law; and, provided further, that ElevateBio shall in no way be responsible for any claims, demands, losses, liabilities, expenses, or damages arising out of or in any way related to Client’s use of such Development Batches.

7.9 Environmental Monitoring Performance Qualification. For deviations involving environmental monitoring test results that impact the Batch release, when, as a result, it is necessary to repeat the Environmental Monitoring Performance Qualification, if the root cause analysis indicates that the deviation is due to ElevateBio’s negligence, willful misconduct, or breach of this Agreement, then ElevateBio shall repeat the Environmental Monitoring Performance Qualification at no cost to Client.

8. Shipping and Delivery. ElevateBio will ensure that each Batch will be delivered to Client or Client’s designee in accordance with the instructions for shipping and packaging specified by Client in the applicable Statement of Work and/or QAA, or as otherwise agreed to by the Parties in writing. For the avoidance of doubt, in no event shall ElevateBio ship Product to Client from the Facility without Client’s written approval. Delivery terms will be [...***...] the Facility and Client assumes all risk of loss and title of such Product upon Delivery (including any applicable Storage Period thereafter) and subject to Section 10.6(b), Product will be solely owned by Client. ElevateBio may invoice Client, and, if so invoiced, Client will pay, reasonable storage fees for long term storage in excess of [...***...] calendar days after Delivery of any Product in accordance with the Statement of Work, after ElevateBio has provided to Client the

Batch Documentation corresponding to such Product under Section 7.3 above (the “Storage Period”).

9. Fees and Payments.

9.1 Price. The price of Product or the fees and expenses for the performance of Services will be set forth in the applicable Statement of Work. These prices, fees, and expenses are subject to an annual adjustment equal to an amount calculated in [...***...] of each year, based on [...***...], up to a maximum percentage amount calculated using [...***...] using the following calculation: the sum of [...***...] divided by the sum of [...***...], minus [...***...], and shown as a [...***...]. ElevateBio will promptly provide notice to Client of any such price adjustments. In the event any such [...***...] adjustment is in excess of [...***...] the Parties shall engage in a good faith discussion regarding actual cost increases at ElevateBio and the final adjustment for Client. Client shall only be responsible for up to [...***...] [...***...] of the portion, as agreed between the Parties, that exceeds the [...***...] adjustment. Such fees may include, if expressly set forth in a Statement of Work, non-refundable reservation fees due and payable by Client prior to ElevateBio’s performance of corresponding Services. All dollar ($) amounts specified in this Agreement are United States dollar amounts, and all payments to be made under this Agreement will be made in United States dollars.

9.2 Batch Fees. During the term of this Agreement, Client will pay ElevateBio a Batch fee per Batch to be specified in the applicable Statement of Work (the “Batch Fee”) based on then-current understanding of the Manufacturing Process and Facility requirements and as set forth in the applicable Statement of Work, as subject to change. It is understood that material differences from present process understanding and/or anticipated Batch maximums/minimums may impact the Batch Fee.

9.3 Invoice; Late Payments.

(a)
Except as expressly provided in this Agreement, ElevateBio will invoice Client according to the invoice schedule in the applicable Statement of Work, referencing in each such invoice the Statement of Work(s) to which such invoice relates.
(b)
Raw Materials charges will be invoiced [...***...] months in advance based on the Binding Forecast. ElevateBio will perform a quarterly true-up of actual Raw Material costs against amounts paid. If actual costs exceed amounts paid, ElevateBio will invoice Client for the difference; if actual costs are lower, ElevateBio will issue Client a credit for the difference. ElevateBio will provide a report at [...***...] setting forth Raw Material costs (if applicable), including any associated Processing Fee, broken down by applicable manufacturing batch number. Furthermore, the Parties agree that each year, based on the estimated volume of Raw Materials anticipated to be used at ElevateBio facilities, ElevateBio will use commercially reasonable efforts to obtain price reductions on Raw Materials from the applicable suppliers and any such price reductions achieved shall be passed on to Client.
(c)
For invoices containing pass-through fees other than Raw Materials invoiced on a pass-through basis (if applicable), reasonably detailed information on the item or Services provided must be included in the report provided pursuant to Section 9.3(b) for Raw Materials or the invoice for other Services or materials.
(d)
Payment of undisputed portions of invoices that provide complete and accurate information and are supported by appropriate detail will be due within [...***...] calendar days following receipt of the applicable invoice. In the event Client fails to pay undisputed invoice amounts when due, ElevateBio reserves the right to assess a late-pay penalty of the lesser of (a) [...***...] per month; and (b) the maximum amount permissible under Applicable Law, on the past-due balance. In the event Client fails to pay undisputed invoice amounts when due, ElevateBio reserves the right to suspend performance under the applicable Statement of Work pending ElevateBio’s receipt of payment. Any dispute regarding any invoice or any portion thereof shall be subject to the dispute resolution procedures in Section 16.10. No late-pay penalties will be assessed on portions of invoices disputed in good faith; provided, however, that the late-pay penalty will be assessed to Client in the event that Client disputes a payment amount, and it is determined, pursuant to the terms of this Agreement, that ElevateBio was owed such payment amount, but in such case the penalty period shall commence [...***...] calendar days after the date the payment was due. The Parties will work in good faith to resolve any such payment dispute and any disputes that remain unresolved after [...***...] calendar days shall be escalated in accordance with Section 3.4(a)(v).

9.4 Payments. Client will make all payments pursuant to this Agreement by ACH, or wire transfer to the bank account provided by ElevateBio in the invoice.

9.5 Taxes. Duty, sales, use, or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne by Client (other than taxes based upon the income of ElevateBio). Upon request, Client will provide ElevateBio with a completed Massachusetts Department of Revenue Form ST-12.

10. Intellectual Property Rights.

10.1 Background Technology and Third Party Licenses for Materials.

(a)
Background Technology. Client will own and retain all of its right, title, and interest in, to, and under the Client Background Technology, and ElevateBio will own and retain all of its right, title, and interest in, to, and under the ElevateBio Background Technology.
(b)
Third Party Licenses for Materials. Client is responsible for ensuring all intellectual property licenses have been obtained and that permissions have been granted for ElevateBio’s use of third party materials on Client’s behalf, including Lentiviral vector cell lines and plasmids. Third party materials include, but are not limited to, cell lines used in the vector production process, and will require a license agreement between Client and such third party associated with its use for clinical or commercial production. Client will ensure that it has obtained permissions for ElevateBio’s use of such third-party materials on Client’s behalf.

10.2 Inventions.

(a)
ElevateBio Inventions. ElevateBio will own all right, title, and interest in, to, and under all ElevateBio Inventions. Subject to the following sentence, Client hereby assigns and agrees to assign, and shall ensure that its employees, agents, representatives, Affiliates, and subcontractors assign, to ElevateBio all of its right, title and interest in, to and under the ElevateBio Inventions. The foregoing assignment shall not apply to any ElevateBio Background Improvement Inventions solely Created by or on behalf of Client with respect to any ElevateBio Background Technology that is not specifically identified and described in the applicable Statement of Work.
(b)
Client Inventions. Client will own all right, title, and interest in and to all Client Inventions. Subject to the following sentence, ElevateBio hereby assigns and agrees to assign, and shall ensure that its employees, agents, representatives, Affiliates, and subcontractors assign, to Client all of its right, title, and interest in, to, and under the Client Inventions. The foregoing assignment shall not apply to any Client Background Improvement Inventions solely Created by or on behalf of ElevateBio with respect to any Client Background Technology that is not specifically identified and described in the applicable Statement of Work.
(c)
Joint Inventions. The Parties will jointly own all rights, title and interests in and to all Joint Inventions. Each Party hereby assigns and agrees to assign, and shall ensure that its employees, agents, representatives, Affiliates and subcontractors assign, to the other Party all rights, title and interest in any Joint Inventions as is necessary to fully effect the ownership provisions set forth in Section 10.2(c). Joint Inventions shall be owned jointly by the Parties without an obligation of accounting to or consent from the other Party. Joint Inventions shall be deemed the Confidential Information of neither Party, provided that either Party may disclose and use Joint Inventions in the same manner as it would disclose and use its own like Confidential Information. Notwithstanding the foregoing, Client shall not disclose or otherwise grant a license under the Joint Inventions to any Third Party CMO other than to a Third Party CMO with respect to whom Client has elected a Technology Transfer pursuant to Section 10.8(a).

10.3 Inventorship. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

10.4 Disclosure. (a) Client will promptly disclose to ElevateBio all ElevateBio Inventions and all Joint Inventions Created by or on behalf of Client or its Affiliates and (b) ElevateBio will promptly disclose to Client all Client Inventions and Joint Inventions Created by or on behalf of ElevateBio or its Affiliates, in each case ((a)-(b)), that it Creates, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Invention), including all invention disclosures or other similar documents submitted to the applicable Party by its employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

10.5 Further Actions. Upon request by the assignee under Section 10.2(a), Section 10.2(b), or Section 10.2(c), as applicable, the assigning Party shall promptly execute or cause to be executed any and all applications, assignments, or other instruments, and shall take all reasonable actions, in each case that the assignee deems reasonably appropriate or necessary to permit and assist the assignee, at the assignee’s expense, in obtaining, perfecting, and enforcing the full benefits, enjoyment, rights, and title throughout the world in the relevant assigned Intellectual Property rights.

10.6 License Grants.

(a)
License Grant from Client. During the term of this Agreement, Client hereby grants to ElevateBio a fully paid, non-exclusive, non-transferable, non-sublicensable (except to subcontractors in accordance with this Agreement) license under any and all Client Background Technology and Client Inventions that are necessary or reasonably useful for ElevateBio to perform its obligations under this Agreement for the sole and limited purpose to permit ElevateBio to perform its obligations under this Agreement, including, without limitation, the manufacture of Product for Client.
(b)
Included ElevateBio Technology. If, in the performance of its obligations under this Agreement, ElevateBio identifies a need or benefit to incorporate any ElevateBio Background Technology into any Product, or use any ElevateBio Background Technology in the manufacture of any Product, then ElevateBio will promptly notify Client thereof. Following receipt of such written notice, Client will determine whether it wants to include such ElevateBio Background Technology in its Products or their manufacture and will notify ElevateBio of its decision in writing, and if Client so determines, such ElevateBio Background Technology will be specified in the applicable Statement of Work, and the Parties will negotiate and agree on any licenses fees, milestone payments, royalties, and any other payments (collectively, “License Fees”) charged by ElevateBio on a license to such ElevateBio Background Technology in the event of a Technology Transfer requested by Client pursuant to Section 10.8. Upon such agreement by the Parties, any such ElevateBio Background Technology that Client elects to include in its Products or their manufacture, together with ElevateBio Invention incorporated into or used in the Manufacture of such Product shall be referred to herein as “Included ElevateBio Technology.” If, ElevateBio fails to notify Client of any ElevateBio Background Technology before it incorporates such ElevateBio Background Technology in any Product or the Manufacture thereof, then, (i) such ElevateBio Background Technology shall not be deemed to be Included ElevateBio Technology for purposes of Section 10.8, and (ii) Client is granted a non-exclusive, royalty-free, irrevocable, perpetual, worldwide, fully-paid up, transferable, sublicensable (through multiple tiers) license under such ElevateBio Background Technology for the sole purposes of making, having made, using, selling, offering to sell or importing such Product and not for any other purposes.
(c)
On a Product-by-Product basis, subject to Client’s payments of all applicable fees pursuant to Section 10.9 (if any), ElevateBio hereby grants to Client a non-exclusive, royalty-free, irrevocable, perpetual, worldwide, fully paid-up, transferable (only in connection with transfer of the applicable Product Manufactured hereunder), sublicensable (through multiple tiers) license under the Included ElevateBio Technology to the extent reasonably necessary to use, sell, offer for sale and import each Product Manufactured hereunder and for no other purpose whatsoever; provided, that with respect to any such Included ElevateBio Technology in-licensed or acquired by ElevateBio from a Third Party, the foregoing license is subject to the terms and conditions of the applicable agreement between ElevateBio or its Affiliate with such Third Party. For the avoidance of doubt, in no event will such license grant to Client include the right to render services to a Third Party that are similar or identical to the Services, to Manufacture or have Manufactured any Product, or to use ElevateBio Technology in connection with products that are not the Product.
(d)
Patents. Client will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend, at its sole expense, any Client Foreground Patent Rights. ElevateBio will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend at its sole expense, any ElevateBio Foreground Patent Rights. ElevateBio, by counsel it so chooses, shall have the first right, but not the obligation, to prepare, file and prosecute any Joint Foreground Patent Rights. ElevateBio shall keep Client advised as to material developments and steps to be taken with respect to prosecuting any such Joint Foreground Patent Rights and shall furnish Client with copies of applications for such Joint Foreground Patent Rights, amendments thereto, and other related correspondence to and from patent offices, and permit Client a reasonable opportunity (in all cases not less than [...***...] calendar days) to review and offer comments prior to submitting such applications and correspondence to the applicable governmental authority. ElevateBio shall incorporate any reasonable comments of Client into such applications and correspondence. Client shall reasonably assist and cooperate in obtaining, prosecuting, and maintaining the Joint Foreground Patent Rights, as reasonably requested by ElevateBio. ElevateBio shall be reimbursed for any reasonable costs and expenses actually incurred in prosecuting Joint Foreground Patent Rights and the subsequent maintenance of Joint Foreground Patent Rights by ElevateBio such that Client shall be responsible for [...***...] of such costs. If ElevateBio decides not to file, prosecute, or maintain any Joint Foreground Patent Rights in a given country then ElevateBio will promptly notify Client of the same (in all cases at least [...***...] calendar days prior to any applicable deadline) and, if requested by Client, ElevateBio will promptly assign to Client all of ElevateBio’s right, title, and interest in and to such Joint Foreground Patent Rights in such country and, following such assignment, (1) ElevateBio shall reasonably assist Client and cooperate with Client in obtaining, prosecuting, and maintaining such assigned Joint Foreground Patent Rights, as reasonably requested by Client and at Client’s sole expense, (2) such assigned Joint Foreground Patent Rights shall thereafter be deemed to be Client Foreground Patent Rights for purposes of this Agreement, and (3) ElevateBio is hereby granted a non-exclusive, royalty-free, irrevocable, perpetual, worldwide, fully-paid up, transferable, sublicensable (through multiple tiers to its Affiliates and bona fide (sub)licensees) license under such assigned Joint Foreground Patent Rights for any and all purposes. Each Party shall promptly provide the other Party with written notice reasonably detailing any actual, threatened, known or alleged infringement or misappropriation by a third party of Joint Foreground Patent Rights, as well as any declaratory judgment or similar actions alleging the invalidity or unenforceability of such Joint Foreground Patent Rights of which it becomes aware (“Third Party Infringement”). ElevateBio shall have the first right to initiate legal action to enforce any Joint Foreground Patent Rights against Third Party Infringement, or to defend any declaratory judgment or similar action relating thereto. In the event such course of action includes litigation, Client may choose, at its own expense, to be represented in such action by counsel of its own choice. If Client is required to be joined as a party to such action, each Party shall pay its respective expenses associated therewith. In the event that ElevateBio fails to initiate or defend such action within [...***...] calendar days after being first notified of such infringement, misappropriation or declaratory judgment or similar action, Client shall have the right to do so. The Parties will negotiate in good faith a cost-sharing arrangement for any legal action to enforce any Joint Foreground Patent Rights, which cost-sharing arrangement will address the allocation of expenses and recoveries between the Parties for such legal action. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of any legal action to enforce any Joint Foreground Patent Rights will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out of pocket costs incurred in connection with such action; then (ii) any remaining proceeds shall be retained by the Party that brought and controlled such action.

10.7 Further Assurances. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts, to effectuate the ownership provisions set forth in this Article 10.

10.8 Technology Transfer.

(a)
Client Request. Subject to Section 10.8(b), Client may request in writing that ElevateBio, on a Product-by-Product basis, transition the Manufacture of all or a portion of such Product to Client or an Affiliate thereof or a Third Party designated by Client (each, a “Technology Transfer” and each such notice, a “Technology Transfer Notice”) and ElevateBio will promptly provide such Technology Transfer in accordance with the terms hereof; provided that Client may request a Technology Transfer a total of [...***...] times per Product (unless the Parties agree otherwise) as follows: [...***...] to Client or an

Affiliate of Client and [...***...] times to [...***...] [...***...] Third Parties. Each transfer shall be limited to one manufacturing site of Client’s choice. Client shall bear the reasonable documented costs, mutually agreed upon in the applicable Statement of Work, incurred as a result of any Technology Transfer request assistance performed by Personnel under this Section 10.8.
(b)
Manufacturing License Agreement. Upon receipt of a Technology Transfer Notice, if any such requested Technology Transfer would require a license under any Included ElevateBio Technology in order to Manufacture such Product, then the Parties will negotiate in good faith the terms (including the economics terms, and subject to Section 10.9) of a definitive technology transfer and license agreement (“Manufacturing License Agreement”), pursuant to which ElevateBio will transfer such Included ElevateBio Technology to Client and Client will be granted a license under such Included ElevateBio Technology, with the right to grant sublicenses (the specifics of which right to grant sublicenses will be determined at the time of negotiation, but with respect to any ElevateBio Inventions in such Included ElevateBio Technology, such sublicenses shall be sublicensable in multiple tiers, with a written notice to ElevateBio each time a sublicense is granted to a third party under such ElevateBio Inventions), to make, have made, use, sell, offer for sale and import the applicable Product and not for any other purposes. The Manufacturing License Agreement will include customary technology transfer fees for each Technology Transfer (which may contain different economic terms with respect to Technology Transfer to Client or its Affiliates compared to Technology Transfer to any Third Party CMO) and the License Fees for the applicable ElevateBio Background Technology included in the transferred Included ElevateBio Technology, but ElevateBio will not charge royalties, licenses fees or similar fees for the ElevateBio Inventions included in the transferred Included ElevateBio Technology under such license.

10.9 Third Party License Fees. Client shall reimburse ElevateBio for any payments that are owed and made by ElevateBio to any Third Party licensors of any Included ElevateBio Technology under the relevant license agreement(s) and are attributed to Client’s, its Affiliates’ or sublicensees’ practice of the Intellectual Property rights sublicensed to Client under such Included ElevateBio Technology pursuant to Section 10.6(b) and, if Client elects a Technology Transfer under Section 10.8(a), pursuant to Section 10.8(b).

11. Confidentiality.

11.1 Definition. “Confidential Information” means any and all non-public scientific, technical, financial, regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is (a) furnished or made available by or on behalf of one Party (the “Discloser”) to the other (the “Recipient”) or its designee or developed by either Party under this Agreement and (b) that is (i) if in tangible form, labeled in writing as proprietary or confidential;(ii) if in oral or visual form, identified as proprietary or confidential at the time of disclosure or within [...***...] calendar days after such disclosure; or (iii) information that by its nature and circumstances surrounding its disclosure would commonly be treated as confidential or proprietary by someone with experience in the life sciences industry. In addition, Confidential Information of Client includes (x) Client Materials, Deliverables and Client Inventions; (y) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Client; and (z) all information of Third Parties that Client has an obligation to keep confidential, in each case ((x)-(z)), regardless of the disclosing Party. Confidential Information of ElevateBio includes ElevateBio Technology, ElevateBio’s pricing and business information and all information of Third Parties that ElevateBio has an obligation to keep confidential, in each case regardless of the disclosing Party. The existence and terms of this Agreement will be deemed to be the Confidential Information of both Parties, with each Party being deemed to be a Recipient thereof.

11.2 Confidentiality Obligations. During the term of the Agreement and for [...***...] years thereafter Recipient agrees to (a) hold in confidence all of Discloser’s Confidential Information, and not disclose Discloser’s Confidential Information except as expressly provided in Section 11.3, without the prior written consent of Discloser; (b) use Discloser’s Confidential Information solely to carry out Recipient’s obligations under this Agreement or in the reasonable exercise of Recipient’s rights under this Agreement; (c) treat Discloser’s Confidential Information with the same degree of care Recipient uses to protect Recipient’s own confidential information but in no event with less than a reasonable degree of care; and (d) reproduce Discloser’s Confidential Information solely to the extent necessary to carry out Recipient’s rights or obligations under this Agreement, with all such reproductions being considered Discloser’s Confidential Information.

11.3 Permitted Disclosure. Recipient may provide Discloser’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, contractors, actual or potential investors or acquirers (and their consultants and advisors), and agents; provided, however, that (a) any such Affiliates, directors, employees, consultants, contractors, actual or potential investors or acquirers (and their consultants and advisors) and agents are bound by written obligations of confidentiality with respect to the Discloser’s Confidential Information that are at least as restrictive as those set forth in this Agreement (provided that, solely in case of consultants, contractors, actual or potential investors or acquirers and such actual or potential investors’ or acquirers’ consultants and advisors, the term of such confidentiality obligations may be shorter than the confidentiality term set forth in this Agreement, provided such term is consistent with applicable industry standards); (b) Recipient remains liable for the compliance of such Affiliates, employees, consultants, contractors and agents with such obligations; and (c) such disclosure is only made to persons who in each case have a specific need to know such Confidential Information. Recipient may also disclose Discloser’s Confidential Information to Third Parties only to the extent such disclosure is required to comply with Applicable Law, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, that Recipient provides prompt written notice (prior to disclosure, if legally permissible) of such disclosure to Discloser and cooperates reasonably with Discloser in any efforts to seek a protective order. Any provision of this Article 11 to the contrary notwithstanding, Client shall have the right to disclose and use Confidential Information of ElevateBio if it is (i) disclosed to Authorities to conduct clinical trials or to market Product (including health registrations), but such disclosures are permitted only to the extent reasonably necessary to obtain such authorizations; (ii) set forth in an audit report disclosed to an Authority, or (iii) in the reasonable exercise of the licenses granted to Client hereunder pursuant to a Technology Transfer, and further provided that, to the extent permitted by Applicable Law and practicable, Client will give ElevateBio reasonable advance notice of any disclosure made pursuant to clause (i) or (ii) hereof.

11.4 Exceptions. Recipient’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of Discloser’s Confidential Information that Recipient can demonstrate, by competent proof:

(a)
is generally known to the public at the time of disclosure or becomes generally known through no breach of Article 11 by Recipient or its Affiliates;
(b)
is already known or available to Recipient or its Affiliates on a non-confidential basis at the time of disclosure other than as a result of Recipient’s or its Affiliate’s breach of any legal obligation;
(c)
becomes known to Recipient or its Affiliates on a non-confidential basis through disclosure by sources other than the Discloser having the legal right to disclose such Confidential Information; or
(d)
is independently developed by Recipient or its Affiliates without reference to or reliance upon Discloser’s Confidential Information.

If Recipient is required by a governmental authority or by order of a court of competent jurisdiction to disclose any Confidential Information, Recipient will, to the extent reasonably practicable given time constraints, give Discloser prompt written notice (prior to disclosure, if legally permissible) of such requirement or order and Recipient will cooperate reasonably with Discloser in any efforts of Discloser to seek a protective order.

12. Representations of the Parties.

12.1 ElevateBio Representations. ElevateBio represents to Client that, as of the Effective Date:

(a)
it is a company, duly organized, validly existing, and in good standing under the Applicable Law of its place of incorporation, and is duly qualified to do business in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary;
(b)
it has the full power and right to enter into this Agreement and it does not have any outstanding agreements, licenses, or other arrangements of any kind with Third Parties or Affiliates, that are in contravention of the provisions of this Agreement;
(c)
the execution and delivery of this Agreement by ElevateBio has been authorized by all requisite corporate or company action and this Agreement is a valid and binding obligation of ElevateBio, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(d)
there is no pending litigation which alleges that the use of any ElevateBio Technology relevant for the Services has infringed or misappropriated any Intellectual Property of any Third Party, and ElevateBio has not received any claim that the use of such ElevateBio Technology infringes or misappropriates the Intellectual Property of any Third Party;
(e)
to ElevateBio’s knowledge, the use of ElevateBio Technology in the performance of the Services will not violate any validly issued patent of any Third Party;
(f)
all Services shall be performed with requisite care, skill and diligence, by individuals who are appropriately trained and qualified, and in accordance with all Applicable Law, this Agreement and relevant Statement of Work, and the Quality Agreement;
(g)
unencumbered title to all Product and Client Inventions created by ElevateBio, its employees, agents, representatives, Affiliates and subcontractors will be conveyed to Client upon the delivery; and
(h)
ElevateBio has not received notice that it, or any of its Personnel working on ElevateBio’s behalf under this Agreement: (i) have been debarred or are subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are ineligible to participate in any federal or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (iii) are disqualified by any government or regulatory Authorities from performing specific services, and are not subject to a pending disqualification proceeding; or (iv) have been convicted of a criminal offense related to the provision of healthcare items or services or are subject to any such pending action. ElevateBio will notify Client immediately if ElevateBio, its Affiliates, any Personnel or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of ElevateBio’s knowledge, is threatened.

12.2 Client Representations. Client represents to ElevateBio that, as of the Effective Date:

(a)
it is a company, duly organized, validly existing, and in good standing under the Applicable Law of its place of incorporation, and is duly qualified to do business in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary;
(b)
it has the full power and right to enter into this Agreement and it does not have any outstanding agreements, licenses, or other arrangements of any kind with Third Parties or Affiliates, that are in contravention of the provisions of this Agreement;
(c)
the execution and delivery of this Agreement by Client has been authorized by all requisite corporate or company action and this Agreement is a valid and binding obligation of Client, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;
(d)
there is no pending litigation which alleges that the use of any Client Background Technology or Client Invention as contemplated in the Services has infringed or misappropriated any Intellectual Property of any Third Party, and Client has not received any claim that the use of such Client Background Technology or Client Invention infringes or misappropriates the Intellectual Property of any Third Party; and
(e)
to Client’s knowledge, the use of Client Background Technology, Client Invention and Client Materials as contemplated in the Services will not infringe the Intellectual Property rights of any Third Party and Client will promptly notify ElevateBio in writing should it become aware of any claims asserting such infringement.

12.3 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

13. Indemnification.

13.1 Indemnification by ElevateBio. ElevateBio will indemnify, defend and hold harmless Client, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “Client Indemnitees”) against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Client Indemnitee by any Third Party to the extent they arise out of or relate to (a) any material breach of this Agreement by ElevateBio; (b) any ElevateBio Indemnitee’s (as defined below) gross negligence, willful misconduct, or violation of Applicable Law in performing obligations under this Agreement; or (c) infringement of any Intellectual Property rights arising from Client’s use of the Deliverables (other than to the extent attributable to the Client Materials, Client Background Technology, or Client Inventions that are Created by Client) or any Included ElevateBio Technology or ElevateBio Technology incorporated into any Product in accordance with this Agreement, except, in each case, to the extent such Losses are within the scope of the indemnification obligation of Client under Section 13.2.

13.2 Indemnification by Client. Client will indemnify, defend and hold harmless ElevateBio, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “ElevateBio Indemnitees”) against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any ElevateBio Indemnitee by any Third Party to the extent they arise out of or relate to(a) the research, development, manufacture, use, handling, storage, sale or other disposition of any Product by or on behalf of Client, its Affiliates, or their respective (sub)licensees; (b) ElevateBio’s proper compliance with any instruction, specification, or direction given by Client (but excluding, for the avoidance of doubt, Losses arising out of or related to the general performance of the Services that are not attributable to the specific instructions, specifications, or directions given by Client); (c) any material breach of this Agreement by Client; (d) any Client Indemnitee’s gross negligence or willful misconduct in performing obligations under this Agreement; or (e) infringement of any Intellectual Property rights relating to the Client Materials, Client Background Technology, Client Inventions that are Created by Client, or the Product, except, in each case, to the extent such Losses are within the scope of the indemnification obligation of ElevateBio under Section 13.1.

13.3 Indemnification Procedures. Each Party seeking indemnification must notify the indemnifying Party within [...***...] calendar days of receipt of any claims made for which the indemnifying Party might be liable under Section 13.1 or 13.2, as the case may be. Failure to provide such prompt notice shall limit the right of the Party seeking indemnification to indemnification solely to the extent that such failure adversely affects the indemnifying Party’s ability to defend against the applicable action, suit, claim or demand. Subject to Section 13.4, the indemnifying Party will have the sole right to defend, negotiate, and settle such claims. The indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying Party will have final decision-making authority regarding all aspects of the defense of any claim. The Party seeking indemnification will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party. The indemnified Party shall use commercially reasonable efforts to mitigate its Losses in respect of any claim for which it is seeking indemnification. Losses that may be recovered shall take account of and be reduced by (i) any amounts recovered and actually received by the indemnified Party pursuant to any indemnification agreement with any Third Party and (ii) the amount of any insurance proceeds actually received by the indemnified Party in respect thereof, in each case of clauses (i) and (ii) net of any out-of-pocket costs reasonably incurred for pursuing such amounts or insurance proceeds.

13.4 Settlement. Neither Party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided, however, that an indemnified Party will not unreasonably withhold or delay such consent; provided, further, if a settlement contains an absolute waiver of liability for the indemnified Party and provides for the payment by the indemnifying Party of money as the sole relief for claimant, then the indemnified Party’s consent will not be required.

13.5 Limitation of Liability.

(a)
CONSEQUENTIAL DAMAGES. SUBJECT TO SECTION 13.5(c), NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
(b)
DIRECT DAMAGES. SUBJECT TO SECTION 13.5(c), THE TOTAL LIABILITY OF EITHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL NOT EXCEED THE GREATER OF [...***...] US DOLLARS OR THE TOTAL FEES PAID BY CLIENT TO ELEVATEBIO UNDER SUCH STATEMENT OF WORK AS IT MAY BE AMENDED BY CHANGE ORDER(S) IN THE PREVIOUS [...***...] PERIOD.

(c)
NOTHING IN THIS SECTION 13.5 IS INTENDED TO LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY PURSUANT TO SECTION 13.1 OR SECTION 13.2, AS APPLICABLE; (B) A PARTY’S LIABILITY FOR BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN ARTICLE 11; OR (C) A PARTY’S LIABILITY FOR GROSS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT, INCLUDING, AS RELATES TO SECTION 13.5(C), LIABILITY RELATING TO REPLACEMENT COSTS FOR CLIENT MATERIALS AND PRODUCT.

14. Insurance.

14.1 Insurance. Each Party will secure and maintain in full force and effect throughout the term of this Agreement (and for at least five (5) years thereafter for claims made coverage), the following respective minimum insurance coverage with financially sound and nationally reputable insurers with a minimum A. M. Best Rating of A-/VII:

(a)
ElevateBio Insurance.

(i). Workers’ Compensation, including coverage for occupational disease, with benefits determined by statute, and Employers’ Liability of at [...***...];

(ii). Commercial General Liability, including personal/advertising injury, and contractual liability assumed by ElevateBio, with at least [...***...] combined single limit for bodily injury and property damage per occurrence, and a general aggregate limit of at least [...***...];

(iii). Business Automobile Liability, including owned (if applicable), non-owned and hired auto liability with at least [...***...] per accident;

(iv). Errors and Omissions/Cyber Coverage, covering actual or alleged acts, errors, or omissions committed by ElevateBio, its agents, subcontractors, or employees, arising out of the performance of this Agreement. ElevateBio will maintain a minimum limit of [...***...] per loss, and any combination of policies may be used to satisfy the coverage requirement. Such insurance will extend coverage for network risks (such as (1) system breach, (2) denial or loss of service, (3) introduction, implantation, or spread of malicious software code, and (4) unauthorized access to or use of computer systems), privacy breaches (loss, misuse, or disclosure of confidential information no matter how it occurs), media liability, and infringement of software copyrights and trademarks; and

(v). Umbrella Liability Insurance providing excess limits for Commercial General Liability, Employer’s Liability and Auto Liability insurance with at least [...***...] per occurrence, and a general aggregate limit of at least [...***...].

(b)
Client Insurance.

(i). Workers’ Compensation, including coverage for occupational disease, with benefits determined by statute, and Employers’ Liability of at least [...***...];

(ii). Commercial General Liability, including personal/advertising injury, coverage, and contractual liability assumed by Client, with at least [...***...] combined single limit for bodily injury and property damage per occurrence, and a general aggregate limit of at least [...***...];

(iii). Products Liability, exclusive of the coverage provided by the Commercial General Liability policy, with at least [...***...] per occurrence and an aggregate limit of at least [...***...].

(iv). Business Automobile Liability, including owned, non-owned and hired auto liability with at least [...***...] per accident;

(v). Errors and Omissions/Cyber Coverage, covering actual or alleged acts, errors, or omissions committed by Client, its agents, subcontractors, or employees, arising out of the performance of this Agreement. Client will maintain a minimum limit of [...***...] per loss, and any combination of policies may be used to satisfy the coverage requirement. Such insurance will extend coverage for network risks (such as (1) system breach, (2) denial or loss of service, (3) introduction, implantation, or spread of malicious software code, and (4) unauthorized access to or use of computer systems), privacy breaches (loss, misuse, or disclosure of confidential information no matter how it occurs), media liability, and infringement of software copyrights and trademarks; and

(vi). Umbrella Liability Insurance providing excess limits for Commercial General Liability, Employer’s Liability and Auto Liability insurance with at least [...***...] per occurrence, and a general aggregate limit of at least [...***...].

14.2 Waiver. To the extent permitted by Applicable Law, Client waives all rights against ElevateBio Indemnitees and ElevateBio waives all rights against Client Indemnitees, in each case for recovery of damages to the extent the damages are covered by insurance obtained and maintained by the waiving Party including the insurance required above. All insurance policies will allow the applicable Party to waive subrogation as required in the foregoing sentence and endorse the policies, if necessary, to effect such waiver of subrogation.

14.3 Evidence of Insurance. Upon either Party’s request, the other Party agrees to provide evidence of insurance coverage in compliance with Section 14.

15. Term and Termination.

15.1 Term. This Agreement will take effect as of the Original Effective Date and, unless earlier terminated pursuant to this Section 15, will continue for a period of [...***...] years (the “Initial Term”). This Agreement will automatically renew for successive [...***...] year periods thereafter, unless either Party notifies the other Party in writing at least [...***...] calendar days prior to the end of the Initial Term or each renewal period that the notifying Party does not intend to renew the Agreement or unless earlier terminated pursuant to this Section 15 (the Initial Term together with each renewal period, the “Term”). If any Statement of Work is ongoing as of the date of expiration of this Agreement, the terms of this Agreement will continue to apply to such Statement of Work as if the Agreement had not been terminated. In case of commercial supply of the Product, if any Accepted Purchase Order is open as of the date of expiration of this Agreement, the terms of this Agreement will continue to apply to such Accepted Purchase Order as if the Agreement had not been terminated.

15.2 Termination by Client.

(a)
In the case of clinical or commercial supply of Product, Client will have the right, in its sole discretion, to terminate this Agreement and/or any Statement of Work, without cause, upon [...***...] months’ prior written notice to ElevateBio.
(b)
In the event that ElevateBio fails a Regulatory inspection by an Authority whereby such failure prevents Client from receiving Regulatory Approval for the Product, Client will have the right, in its sole discretion, to terminate this Agreement upon [...***...] calendar days’ prior written notice to ElevateBio; provided that ElevateBio shall have [...***...] calendar days to remediate such deficiencies, at its sole expense (including any expenses related to remediation, qualifications, quality systems, training, equipment, or consultants), within the [...***...] calendar day period. Consequently, Client may elect to suspend its obligations with respect to any Binding Forecast during the [...***...] day notice period and such suspension shall remain in effect until ElevateBio remediates the deficiencies during such period. The suspension of Binding Forecast obligations pursuant to the foregoing shall not trigger any delay fees or cancellation obligations for Client.
(c)
Client may terminate any Statement of Work upon [...***...] calendar days’ prior written notice to ElevateBio, in the event ElevateBio fails to meet the Binding Forecast production need for [...***...] months within a [...***...] month period in accordance with the second sentence of Section 4.3.

15.3 Termination by ElevateBio. In the case of clinical supply of Product, ElevateBio will have the right, in its sole discretion, to terminate any Statement of Work, without cause, upon [...***...] months’ prior written notice to Client. In case of commercial supply of the Product, ElevateBio will have the right, in its sole discretion, to terminate any Statement of Work, without cause, upon [...***...] months’ prior written notice to Client and, in the event of any such termination, any outstanding Accepted Purchase Orders shall survive until such Accepted Purchase Order is completed or terminated.

15.4 Termination by Either Party. Either Party will have the right to terminate this Agreement or any Statements of Work that are pending by written notice to the other Party, upon the occurrence of any of the following:

(a)
the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for [...***...] calendar days);
(b)
the other Party fails to start and diligently pursue the cure of a material breach of this Agreement within [...***...] calendar days after receiving written notice from the other Party of such breach;
(c)
an event of Force Majeure that will, or continues to, prevent performance (in whole or substantial part) of this Agreement or any pending Statement of Work for a period of at least [...***...] calendar days. In the case of an event of Force Majeure relating solely to a pending Statement of Work, the right to terminate will be limited to such Statement of Work; or
(d)
upon mutual agreement of the Parties.

15.5 Effect of Termination.

(a)
ElevateBio will, on the effective date of termination, promptly cease performance of the applicable Services and will take reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith.
(b)
In the event that Client terminates this Agreement or any Statement of Work pursuant to Section 15.2 or ElevateBio terminates this Agreement or a Statement of Work pursuant to Section 15.4(a) or Section 15.4(b), Client will pay to ElevateBio, with respect to the terminated Statement of Work (if a Statement of Work is terminated) or with respect to each then-current Statement of Work (if this Agreement is terminated): (i) all amounts already owing to ElevateBio at the time of such termination for Services (including Products) completed in accordance with applicable Quality Agreement; (ii) costs for all work-in-process (including any intermediates and components of Products); (iii) third party costs and expenses incurred or that are non-cancellable (including fees for Raw Materials and Client Equipment); (iv) the aggregate fees for the Services within the termination notice period; (v) the Batch Fees for Product set forth in the Binding Forecast during the termination notice period; and (vi) the Batch Fee Minimum for each month in the termination notice period to the extent not covered by the Binding Forecast.
(c)
In the event that ElevateBio terminates this Agreement or any Statement of Work pursuant to Section 15.3, or Client terminates this Agreement or any Statement of Work pursuant to Section 15.4(a) or Section 15.4(b), Client will pay to ElevateBio all amounts already owing to ElevateBio at the time of such termination for work completed in accordance with applicable Quality Agreement. Furthermore, in the event that ElevateBio terminates this Agreement or any Statement of Work related to Manufacturing pursuant to Section 15.3,

ElevateBio will work with Client in good faith to help facilitate a timely Technology Transfer in accordance with Section 10.8.
(d)
In the event of termination of this Agreement or a Statement of Work pursuant to Section 15.4(c), Client will pay to ElevateBio (i) all amounts already owing to ElevateBio at the time of such termination for work completed in accordance with applicable Quality Agreement; (ii) costs for all work-in-process; and (iii) third party costs and expenses incurred or that are non-cancellable (including fees for Raw Materials and Client Equipment). In cases (ii) and (iii) above, if ElevateBio is able to mitigate the costs with reasonable efforts, then ElevateBio shall reduce the associated costs accordingly.
(e)
In the event of termination of this Agreement or a Statement of Work pursuant to Section 15.4(d), the Parties will agree to any additional fees or costs to be paid by either Party to the other Party.

15.6 Return of Confidential Information. Upon the expiration or termination of this Agreement for any reason, or upon request of Discloser at any time, Recipient agrees, except as otherwise provided in this Agreement, to return to Discloser or destroy all documentation or other tangible evidence or embodiment of Discloser’s Confidential Information and not to use such Confidential Information, unless otherwise agreed. Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligations of confidentiality and non-use under this Agreement or to comply with Applicable Law or regulatory requirements or to exercise any rights which survive termination of this Agreement; provided, that such retained copies must be kept confidential in accordance with Section 11. Upon written request, ElevateBio will also promptly return all Client Materials and Client Equipment to Client.

15.7 Inventories. Upon expiration or termination of this Agreement or a Statement of Work, other than (x) termination by Client pursuant to Section 15.2 or (y) termination by ElevateBio pursuant to Section 15.3, in each case (x) and (y) Client will have the right but not the obligation to do the following, Client (a) must purchase from ElevateBio any existing inventories of Product duly ordered under this Agreement and that is not a Non-Conforming Batch, at the price for such Product set forth in the applicable Statement of Work; and (b) must either (i) purchase any such Product in process held by ElevateBio as of the date of the termination, at a price [...***...]; or (ii) pay ElevateBio for [...***...] and direct ElevateBio to dispose of such material at Client’s cost. In the event Client Equipment, Client Materials, and/or Raw Materials remain in ElevateBio’s possession after the expiration or earlier termination of the applicable Statements of Work for which such Client Equipment, Client Material, and/or Raw Materials were provided or procured, then ElevateBio shall notify Client of such. In the event Client fails to remove or take possession of such Client Equipment, Client Materials, and/or Raw Materials remaining in ElevateBio’s possession within [...***...] calendar days of the expiration or termination of the applicable Statements of Work, ElevateBio may invoice Client for, and Client will pay, reasonable storage fees for such Client Equipment, Client Materials, and/or Raw Materials beyond such [...***...]-day period following receipt of notice. If Client Materials are not removed by Client within [...***...] calendar days after receiving notice from ElevateBio, ElevateBio may return or destroy such Client Materials at Client’s reasonable expense.

15.8 Payment Reconciliation. Within [...***...] calendar days after the termination of a Statement of Work, ElevateBio will provide to Client a written statement of all work performed by it in connection with the terminated Statement of Work, breakdown of the costs associated with that work, and a final invoice for that Statement of Work. If Client has pre-paid to ElevateBio more than the amount in a final invoice then ElevateBio agrees to, at Client’s election (i) refund that money to Client within [...***...] calendar days after Client notifies ElevateBio of Client’s election to receive a refund, or (ii) credit the excess payment toward another existing or future Statement of Work.

15.9 Intellectual Property Rights in Bankruptcy. The Parties agree that, for purposes of Section 365(n) of the Bankruptcy Code, all rights and licenses granted under this Agreement are rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties agree that the licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties agree that in the event of the commencement of a case by or against a Party under the Bankruptcy Code, then the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property licensed to such other Party and all embodiments of such Intellectual Property, and the same, if not already in the other Party’s possession, will be promptly delivered to the other Party (i) upon such other Party’s written request therefor, unless and until this Agreement or any license of rights to Intellectual Property hereunder is rejected, and (ii) if not delivered under clause (i), upon the other Party’s written request therefor, following (A) the rejection of this Agreement or any license of rights to Intellectual Property hereunder, and (b) such other Party’s election to retain its rights under Section 365(n)(1)(B) of the Bankruptcy Code. The foregoing provisions of this Section 15.9 are without prejudice to any rights that either Party may have arising under the Bankruptcy Code or other Applicable Law.

15.10 Survival. Expiration or termination of this Agreement for any reason will not relieve either Party of any obligation accruing prior to such expiration or termination. Further, the provisions of Sections 1 (Definitions), 2.4 (Conflict Between Documents), 6.4 (Records; Sample Retention), 9 (Fees and Payments), 10 (Intellectual Property Rights), 11 (Confidentiality), 13 (Indemnification), 14 (Insurance), 15 (Term and Termination) and 16 (Miscellaneous), any other provisions of this Agreement that by their nature should survive, and the provisions of the applicable Quality Agreement will survive any termination or expiration of this Agreement.

16. Miscellaneous.

16.1 Independent Contractor. All Services will be rendered by ElevateBio as an independent contractor for federal, state and local income tax purposes and for all other purposes. ElevateBio will not in any way represent itself to be a partner or joint venturer of or with Client. This Agreement does not create an employer-employee relationship between Client on the one hand and ElevateBio or any Affiliate of ElevateBio, or any of its or their respective employees or subcontractors, on the other. ElevateBio is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of ElevateBio’s duties. ElevateBio will be responsible for and will withhold or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of ElevateBio’s employees and other ElevateBio personnel.

16.2 Force Majeure. Except as otherwise expressly set forth in this Agreement, neither Party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“Force Majeure”). The Party affected by any event of Force Majeure will promptly notify the other Party, explaining the nature and expected duration of the Force Majeure event. Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other Party of the cessation of any such event. A Party affected by an event of Force Majeure will use its commercially reasonable efforts to remedy, remove, or mitigate such event and the effects of it with all reasonable dispatch. Upon termination of the event of Force Majeure, the performance of any suspended obligation or duty will promptly recommence.

16.3 Public Statements. Except to the extent required by Applicable Law or regulation or the rules of any stock exchange or listing agency, neither ElevateBio nor Client will make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, or use the other Party’s name or trademarks or the name or trademarks of any Affiliate of the other Party in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other Party.

16.4 Notices. All notices must be in writing (including by email) and sent to the address for the recipient set forth in this Agreement below or at such other address as the recipient may specify in writing under this procedure. All notices must be given by (a) personal delivery, with receipt acknowledged; (b) prepaid certified or registered mail, return receipt requested with confirmation of delivery; (c) email with confirmation of receipt; or (d) prepaid recognized next business day or express delivery service with confirmation of delivery. Notices will be effective upon receipt or at a later date stated in the notice.

If to ElevateBio, to:

ElevateBio BaseCamp, Inc.

200 Smith Street, Suite 301

Waltham, MA 02451

Attention: Legal Department

Email: [...***...]

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: [...***...]

Email: [...***...]

If to Client, to:

Kyverna Therapeutics, Inc.

5980 Horton St, Suite 200

Emeryville, CA 94608

Attention: Legal Department

Email: [...***...]

16.5 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates; (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control; or (c) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

16.6 Entire Agreement. This Agreement, together with the Quality Agreement, the attached Appendices, and Accepted Purchase Orders, each of which are incorporated into this Agreement, constitute the entire agreement between the Parties with respect to the specific subject matter of this Agreement and all prior agreements regarding such subject matter are superseded, including the Mutual Confidentiality and Non-Disclosure Agreement between the Parties, dated January 23, 2023 and the Original Agreement.

16.7 No Modification. This Agreement or any Statement of Work or Quality Agreement may be changed only by a writing signed by authorized representatives of each Party.

16.8 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.9 Severability; Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the Parties, within the limits of Applicable Law.

16.10 Dispute Resolution. Unless otherwise expressly set forth under this Agreement, or as may be necessary for either Party to seek interim or provisional relief that may be necessary to protect the rights or property of that Party any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), shall be submitted for negotiation and resolution to the other Party, by delivery of written notice (including by email) (each, a “Dispute Notice”). The Parties shall negotiate in good faith to resolve the Dispute. If the Parties are unable to resolve any Dispute within [...***...] calendar days after delivery of the applicable Dispute Notice or such longer period as mutually agreed between the Parties, either Party may file suit in a court of competent jurisdiction in accordance with the provisions of Sections 16.11, 16.12 and 16.13.

16.11 Governing Law. This Agreement and any disputes arising out of or relating to this Agreement will be governed by, construed and interpreted in accordance with the internal laws of State of New York, without regard to any choice of law principle that would require the application of the law of another jurisdiction. The Parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

16.12 Jurisdiction; Venue. Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the state and federal courts in New York, New York. All Parties consent to the exclusive jurisdiction of those courts and waive any objection to the propriety or convenience of such venues.

16.13 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement or any Statement of Work, including exhibits, schedules, attachments, and appendices attached hereto or thereto, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or any Statement of Work, including any exhibits, schedules, attachments or appendices attached to hereto or thereto, or the transactions contemplated hereby or thereby.

16.14 Waiver. Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.

16.15 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

16.16 No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either Party. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement. Except where the context expressly requires otherwise: (a) the use of any gender herein will be deemed to encompass references to all genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any person will be construed to include the person’s successors and assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections, Annexes, Schedules, Exhibits or Appendices will be construed to refer to Sections, Annexes, Schedules or Appendices of this Agreement, and references to this Agreement include all Annexes, Schedules, Exhibits or Appendices, hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (including email but excluding instant messaging); (j) references to any specific law, rule or regulation, article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

16.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature) or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

KYVERNA THERAPEUTICS, INC.

ELEVATEBIO BASECAMP, INC.

By:	/s/ Warner Biddle	By:	/s/ Mike Paglia

Print Name:	Warner Biddle	Print Name:	Mike Paglia

Title:	CEO Kyverna	Title:	CTO ElevateBio

Date:	07/23/2026	Date:	7/23/2026

APPENDIX A

APPENDIX B